UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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The Goldman Sachs Group, Inc.

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THE GOLDMAN SACHS GROUP, INC. 85 Broad Street New York, New York 10004

April 6, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. We will hold the meeting on Friday, May 8, 2009 at 9:30 a.m., New York City time, at our offices at 32 Old Slip, New York, New York 10005. We hope that you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of our 2008 Annual Report.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

Sincerely,

Lloyd C. Blankfein

Chairman and Chief Executive Officer

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street

New York, New York 10004

Notice of 2009 Annual Meeting of Shareholders

TIME AND DATE	9:30 a.m., New York City time, on Friday, May 8, 2009.
PLACE	32 Old Slip New York, New York 10005
ITEMS OF BUSINESS	• Election to our Board of Directors of the 12 director nominees who are named in the attached proxy statement for one-year terms.
• Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2009 fiscal year.
• Advisory vote to approve executive compensation.
• Consideration of certain shareholder proposals, if properly presented by the relevant shareholder proponents.
• Transaction of such other business as may properly come before our Annual Meeting.
ADDITIONAL INFORMATION	Additional information regarding the items of business to be acted on at our Annual Meeting is included in the accompanying Proxy Statement.
RECORD DATE	The record date for the determination of the shareholders entitled to vote at our Annual Meeting, or any adjournments or postponements thereof, was the close of business on March 9, 2009.
INSPECTION OF LIST OF SHAREHOLDERS OF RECORD	A list of the shareholders of record as of March 9, 2009 will be available for inspection during ordinary business hours at our offices at 85 Broad Street, New York, New York 10004, from April 28, 2009 to May 7, 2009, as well as at our Annual Meeting.
PROXY VOTING	PLEASE SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 8, 2009. The Proxy Statement and our 2008 Annual Report are available at

http://www.gs.com/shareholders/.

By Order of the Board of Directors,

Beverly L. O’Toole

Assistant Secretary

April 6, 2009

Introduction	1
Voting Instructions and Information	1
Who can vote at our Annual Meeting?	1
Who is and is not a shareholder of record?	1
What do I need to do to attend our Annual Meeting?	1
How do I vote?	2
How can I revoke my proxy or substitute a new proxy or change my voting instructions?	2
How can I obtain an additional proxy card?	3
If I submit a proxy by Internet, telephone or mail, how will my shares be voted?	3
If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?	3
If I hold shares through The Goldman Sachs 401(k) Plan and do not provide voting instructions, how will my shares be voted?	3
What vote is required for a director to be elected, the appointment of PricewaterhouseCoopers LLP to be ratified, the advisory vote on executive compensation to pass or a shareholder proposal to pass?	4
How many votes are required to transact business at our Annual Meeting?	4
How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?	5
How do I obtain more information about Goldman Sachs?	5
Who pays the expenses of this proxy solicitation?	5
Item 1. Election of Directors	6
Independence of Non-Employee Directors	6
Nominees for Election to our Board	8
Directors’ Recommendation	11
Board Meetings and Committees	12
Non-Employee Directors’ Meetings	13
Executive Succession Planning	13
Compensation Discussion and Analysis	14
Executive Compensation	18
Non-Employee Director Compensation	28
Certain Relationships and Related Transactions	30
Executive Compensation Litigation	32

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street

New York, New York 10004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 8, 2009

INTRODUCTION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (Board) of The Goldman Sachs Group, Inc., a Delaware corporation, to be used at our 2009 Annual Meeting of Shareholders (Annual Meeting) on Friday, May 8, 2009 at 9:30 a.m., New York City time, and at any adjournments or postponements of our Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to shareholders is April 6, 2009.

When we use the terms “Goldman Sachs,” “the firm,” “we,” “us” and “our,” we mean The Goldman Sachs Group, Inc., a Delaware corporation, and its consolidated subsidiaries.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote at our Annual Meeting?

You are entitled to vote your shares of Goldman Sachs common stock (Common Stock) if you were a shareholder at the close of business on March 9, 2009, the record date for our Annual Meeting. On that date, there were 462,147,879 shares of Common Stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our Annual Meeting, held by 10,327 shareholders of record.

Who is and is not a shareholder of record?

•

If you hold shares of Common Stock registered in your name at our transfer agent, The Bank of New York Mellon, an affiliate of Mellon Investor Services L.L.C. (Mellon), you are a shareholder of record.

•	If you hold shares of Common Stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold in “street name.”

If you are a shareholder of record, Mellon is sending these proxy materials to you directly. If you hold shares in “street name,” these materials are being sent to you by the broker, bank or similar institution through which you hold your shares.

What do I need to do to attend our Annual Meeting?

Attendance at our Annual Meeting is generally limited to our shareholders and their authorized representatives. All shareholders must bring an acceptable form of identification, such as a driver’s license, in order to attend our Annual Meeting in person. In addition, if you hold shares of Common Stock in “street name” and would like to attend our Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on March 9, 2009, the record date for our Annual Meeting.

All representatives of shareholders who wish to attend must present acceptable documentation evidencing their authority. We reserve the right to limit the number of representatives for any shareholder who may attend the meeting. Please contact Beverly O’Toole at 1-212-357-1584 in advance of our Annual Meeting if you have questions about attending our Annual Meeting, including the documentation that will be required.

How do I vote?

You may cast your vote in one of four ways:

•	By Internet. The web address for Internet voting can be found on the enclosed proxy card. Internet voting is available 24 hours a day.

•	By Telephone. The number for telephone voting can be found on the enclosed proxy card. Telephone voting is available 24 hours a day.

•	By Mail. Mark the enclosed proxy card, sign and date it, and return it in the pre-paid envelope we have provided.

•

At Our Annual Meeting. You can vote in person at our Annual Meeting (see What do I need to do to attend our Annual Meeting?). If you are a shareholder of record (see Who is and is not a shareholder of record?), you must present an acceptable form of identification, such as a driver’s license, at our Annual Meeting. If you instead hold your shares in “street name,” you will also need to bring to our Annual Meeting a valid “legal proxy,” which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares.

If you choose to vote by Internet or telephone, then you do not need to return the proxy card. To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card. If you vote by Internet or telephone and subsequently obtain a legal proxy from your account representative, then your prior vote will be revoked.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting by Internet or telephone should understand that, while we and Mellon do not charge any fees for voting by Internet or telephone, there may nevertheless be costs, such as usage charges from Internet access providers and telephone companies, that must be borne by you.

How can I revoke my proxy or substitute a new proxy or change my voting instructions?

You can revoke your proxy or substitute a new proxy or change your voting instructions before your proxy is voted at our Annual Meeting by:

•	subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;

•	subsequently executing and mailing a new proxy card that is received on a later date and no later than the deadline specified on the proxy card;

•	subsequently obtaining a “legal proxy” from your account representative at the broker, bank or similar institution through which you hold shares;

•	giving written notice of revocation to our Secretary, at One New York Plaza, 37th Floor, New York, New York 10004, that is received no later than 5:00 p.m. on May 7, 2009; or

•	voting in person at our Annual Meeting.

See How do I vote?

How can I obtain an additional proxy card?

If you lose, misplace or otherwise need to obtain a proxy card, and:

•	you are a shareholder of record (see Who is and is not a shareholder of record?), contact Mellon at 1-800-419-2595.

•

you hold your shares of Common Stock in “street name” and, therefore, are not a shareholder of record, contact your account representative at the broker, bank or similar institution through which you hold your shares.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of Common Stock will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares of Common Stock will be voted as follows: FOR the election of our director nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (independent auditors) for our 2009 fiscal year, FOR the advisory vote to approve executive compensation, AGAINST each shareholder proposal and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before our Annual Meeting.

If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (NYSE), brokers (other than brokers that are affiliated with Goldman Sachs, such as Goldman, Sachs & Co.) that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposals regarding the election of directors, the ratification of the appointment of independent auditors and the advisory vote to approve executive compensation because these are currently deemed “discretionary” matters under NYSE rules. If your broker is Goldman, Sachs & Co. or another affiliate of ours, NYSE policy specifies that, in the absence of your specific voting instructions, your shares of Common Stock may only be voted in the same proportion as other shares are voted with respect to each proposal. For shares of Common Stock held in retail accounts at Goldman, Sachs & Co. for which specific voting instructions are not received, we will vote such shares in proportion to the voted Common Stock in retail accounts at Goldman, Sachs & Co.

Under NYSE rules, each shareholder proposal is a “non-discretionary” matter, which means that member brokers, including Goldman, Sachs & Co., that have not received instructions from the beneficial owners of shares of Common Stock do not have discretion to vote the shares held by those beneficial owners on these proposals.

If I hold shares through The Goldman Sachs 401(k) Plan and do not provide voting instructions, how will my shares be voted?

If you hold shares of Common Stock through The Goldman Sachs 401(k) Plan (401(k) Plan) and do not provide voting instructions to the plan trustee, your shares will be voted in the same proportion as the shares beneficially owned through our 401(k) Plan for which voting instructions are received, unless otherwise required by law.

What vote is required for a director to be elected, the appointment of PricewaterhouseCoopers LLP to be ratified, the advisory vote on executive compensation to pass or a shareholder proposal to pass?

Election of Directors. You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. A majority of the votes cast FOR or AGAINST the election of a director nominee must be voted FOR the director nominee in order for the director nominee to be elected. An incumbent director who fails to receive a majority of FOR votes will be required to tender his or her resignation to our Board for consideration. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and thus will have no effect on the outcome of the vote.

Ratification of the Appointment of Independent Registered Public Accounting Firm. You may vote FOR or AGAINST the ratification of the appointment of our independent registered public accounting firm or you may ABSTAIN. A majority of the votes cast FOR or AGAINST ratification must be voted FOR ratification in order for it to pass. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and thus will have no effect on the outcome of the vote.

Advisory Vote to Approve Executive Compensation. You may vote FOR or AGAINST the advisory vote to approve executive compensation or you may ABSTAIN. A majority of the votes cast FOR or AGAINST this proposal must be voted FOR this proposal in order for it to pass. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and thus will have no effect on the outcome of the vote.

Shareholder Proposals. You may vote FOR or AGAINST each shareholder proposal or you may ABSTAIN. In the case of the shareholder proposal set forth in Item 6, which proposes an amendment to our by-laws, at least 80% of the outstanding shares of Common Stock must be voted FOR the proposal in order for it to pass. In the case of all other shareholder proposals, a majority of the outstanding shares of Common Stock must be voted FOR the particular proposal in order for that proposal to pass. In all cases, a vote to ABSTAIN will have the effect of a vote AGAINST the proposal.

Broker Non-Vote. If you do not provide your broker with voting instructions on non-discretionary matters, under NYSE rules, the broker cannot vote your shares on these matters. Because the affirmative vote of either 80% or a majority, as applicable, of the outstanding shares of Common Stock is necessary to approve each shareholder proposal, this failure to vote will have the effect of a vote AGAINST that proposal. In the case of a discretionary matter, i.e., the election of directors, the ratification of the independent auditors or the advisory vote to approve executive compensation, your broker is permitted to vote your shares of Common Stock even when you have not given voting instructions, as described above under If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?, but a failure of your broker to do so will not have the effect of a vote AGAINST the proposal.

A “broker non-vote” occurs when your broker submits a proxy for the meeting but does not vote on non-discretionary matters because you did not provide voting instructions on these matters.

How many votes are required to transact business at our Annual Meeting?

A quorum is required to transact business at our Annual Meeting. The holders of a majority of the outstanding shares of Common Stock as of March 9, 2009, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at our Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.

How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?

Employees of Goldman Sachs who participate in The Goldman Sachs Partner Compensation Plan (PCP) or The Goldman Sachs Restricted Partner Compensation Plan (RPCP) are “covered persons” under our Shareholders’ Agreement. Our Shareholders’ Agreement, among other things, governs the voting of shares of Common Stock owned by each covered person directly or jointly with a spouse (but excluding shares acquired under our 401(k) Plan). Shares of Common Stock subject to our Shareholders’ Agreement are called “voting shares.”

Prior to any vote of our shareholders, our Shareholders’ Agreement requires a separate, preliminary vote be held by the covered persons. In the election of directors, all voting shares will be voted in favor of the election of the 12 nominees receiving the highest numbers of votes cast by the covered persons in the preliminary vote. For the ratification of our independent auditors, approval of the advisory vote on executive compensation and approval of the shareholder proposals, all voting shares will be voted in accordance with the majority of the votes cast by the covered persons in the preliminary vote.

If you are a party to our Shareholders’ Agreement, you previously gave an irrevocable proxy to our Shareholders’ Committee to vote your voting shares at our Annual Meeting, and you directed that your voting shares be voted in accordance with the preliminary vote. You also authorized the holder of the proxy to vote on any other matters that may come before our Annual Meeting as the holder sees fit, in a manner that is not inconsistent with the preliminary vote and that does not frustrate the intent of the preliminary vote.

As of March 9, 2009, 22,251,374 of the outstanding shares of Common Stock were voting shares under our Shareholders’ Agreement (representing approximately 4.8% of the outstanding shares entitled to vote at our Annual Meeting). The preliminary vote with respect to the voting shares will be concluded on or about April 22, 2009.

How do I obtain more information about Goldman Sachs?

A copy of our 2008 Annual Report to shareholders is enclosed and a copy of our Policy Regarding Director Independence Determinations (Director Independence Policy) is attached to this Proxy Statement as Annex A. You also may obtain, free of charge, a copy of these documents, our Annual Report on Form 10-K for the fiscal year ended November 28, 2008 (2008 Annual Report on Form 10-K) filed with the U.S. Securities and Exchange Commission (SEC), our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our 2008 Environmental Report and the charters for our Audit, Compensation and Corporate Governance and Nominating Committees by writing to: The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations; e-mail: gs-investor-relations@gs.com. These documents are also available on our website at http://www.gs.com/shareholders/ or, in the case of the 2008 Environmental Report, at http://www.gs.com/citizenship/environment/.

Who pays the expenses of this proxy solicitation?

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for our Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication and by Georgeson Inc., which we have hired to assist in the solicitation and distribution of proxies. Our directors, officers and employees will receive no additional compensation for any such solicitation, and Georgeson Inc. will receive a fee of $10,000 for its services. We will reimburse brokers, including Goldman, Sachs & Co., and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Item 1. Election of Directors

Our Board presently consists of 11 directors. Our Board, upon the recommendation of our Corporate Governance and Nominating Committee, is nominating James J. Schiro for election as director by shareholders at our Annual Meeting. If he is elected, our Board will consist of 12 directors. Mr. Schiro was recommended to our Corporate Governance and Nominating Committee by an independent director.

All of our directors are elected annually for a one-year term expiring at our Annual Meeting of Shareholders in the following year. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Our Board, upon the recommendation of our Corporate Governance and Nominating Committee, elected Lakshmi N. Mittal in June 2008 as director to hold office for a term expiring at our Annual Meeting. Mr. Mittal was recommended to our Corporate Governance and Nominating Committee by one of our independent directors and by non-executive employees of Goldman Sachs.

Edward M. Liddy, who was elected to our Board in 2003, resigned from our Board, effective September 23, 2008, in light of his assuming the role of Chairman and Chief Executive Officer of American International Group, Inc. Our Board thanks Mr. Liddy for his years of exemplary service.

Jon Winkelried, who was elected to our Board in 2006, retired from our firm and our Board, effective March 31, 2009. Our Board thanks Mr. Winkelried for his exceptional contributions.

In identifying and recommending nominees for positions on our Board, our Corporate Governance and Nominating Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines, including:

•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences and other demographics;

•	business or other relevant experience; and

•

the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of our Board will build a board that is effective, collegial and responsive to the needs of Goldman Sachs.

Our Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for our Committee to recommend them to our Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Goldman Sachs and the composition of our Board. Members of the Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Once a candidate is identified for serious consideration, the Chairman of our Board and/or the Chair of the Committee enters into a discussion with that candidate.

Independence of Non-Employee Directors

A director is considered independent under NYSE rules if our Board determines that the director does not have any direct or indirect material relationship with Goldman Sachs. The SEC’s audit committee independence standards also prohibit Audit Committee members from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from Goldman Sachs or from being an affiliated person of Goldman Sachs. Our Board has established a policy to assist it in determining director independence, our Director Independence Policy, which is attached to this Proxy Statement as Annex A. Our Director Independence Policy provides standards to assist our Board in determining which relationships and transactions may be deemed not material to director independence and which relationships may create a material relationship that would cause a director not to be independent. The Policy covers, among other things, employment and compensatory relationships, relationships with our auditors, client and business relationships and contributions to tax-exempt organizations. Our Board has determined, upon the recommendation of our Corporate Governance and Nominating Committee and in accordance with our Director Independence Policy, that each of John H. Bryan, Claes Dahlbäck, Stephen Friedman, William W. George, Rajat K. Gupta, James A. Johnson, Lois D. Juliber, Lakshmi N. Mittal and Ruth J. Simmons (Non-Employee Directors) and James J. Schiro is “independent” within the meaning of NYSE rules and under the SEC’s audit committee independence standards. Thus, nine of our 11 directors and Mr. Schiro are independent.

In making these determinations, our Corporate Governance and Nominating Committee and our Board considered transactions between each Non-Employee Director or director nominee and us, including the following categories of transactions that our Board has deemed immaterial under our Director Independence Policy: ordinary course business transactions with a company of which a Non-Employee Director or director nominee or his or her immediate family member is an executive, in which payments made or received do not exceed the greater of $1 million or 2% of the entity’s revenues (Messrs. Mittal and Schiro); ordinary course business transactions with a company of which a Non-Employee Director or director nominee or his or her immediate family member serves as a non-employee member of the board of directors (or similar position) (Messrs. Bryan, Dahlbäck, Friedman, George, Gupta, Johnson, Mittal and Schiro, Ms. Juliber and Dr. Simmons); ordinary course business transactions with a tax-exempt organization of which a Non-Employee Director or director nominee or his or her immediate family member is an employee, or with which a Non-Employee Director or director nominee is otherwise affiliated (Messrs. Bryan, Dahlbäck, Friedman, George, Gupta, Johnson, Mittal and Schiro, Ms. Juliber and Dr. Simmons); donations to a tax-exempt organization of which a Non-Employee Director or director nominee or his or her immediate family member is an employee, or with which a Non-Employee Director or director nominee is otherwise affiliated, that do not exceed the greater of $1 million or 2% of the organization’s gross revenues (Messrs. Bryan, Friedman, George, Gupta, Johnson, Mittal and Schiro, Ms. Juliber and Dr. Simmons); transactions where the Non-Employee Director or director nominee is our client, on substantially the same terms provided to similarly-situated persons who are not our Non-Employee Directors or director nominees (Messrs. Bryan, Friedman, George, Gupta, Mittal and Schiro and Ms. Juliber); director investments in funds sponsored or managed by us on substantially the same terms provided to similarly-situated persons who are not our Non-Employee Directors (Messrs. Bryan, Friedman, George and Mittal and Ms. Juliber); and investments by us or Goldman Sachs-managed funds in, or ordinary course business transactions with, a company (or funds managed by such company) in which a Non-Employee Director has a less than 5% equity or limited partnership interest and is an investment advisor or advisory director or holds a similar position (Messrs. Dahlbäck, Friedman and Gupta). For more detail on some of these transactions, see Certain Relationships and Related Transactions.

Given Mr. Mittal’s significant equity ownership in ArcelorMittal S.A. (ArcelorMittal), our Corporate Governance and Nominating Committee and our Board also considered the business transactions between ArcelorMittal and Goldman Sachs, as well as Mr. Mittal’s position within ArcelorMittal, in evaluating his independence. These transactions and relationships are described under Certain Relationships and Related Transactions. Because these transactions were in the ordinary course of business for both parties and were small as a percentage of the revenues of ArcelorMittal and

Goldman Sachs generally, our Corporate Governance and Nominating Committee and our Board determined that these transactions are not material and that Mr. Mittal is independent within the meaning of the rules of the NYSE.

Prior to his resignation in September 2008, Mr. Liddy was also determined to be independent. Mr. Liddy had no relationships with Goldman Sachs except those that were deemed immaterial by our Board pursuant to our Director Independence Policy.

Our Board has also determined that each member of our Audit Committee and Mr. Schiro (who will join our Audit Committee if elected to the Board) is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC. In that connection, in addition to the biographical information set forth under Nominees for Election to our Board:

•	Mr. Bryan was previously a member of the Audit Committees of BP p.l.c. and General Motors Corporation and the Audit and Risk Management Committee of Bank One Corporation;

•

Mr. Dahlbäck currently serves on the Financial and Audit Committee of Stora Enso OYJ and was previously a member of the Audit Committee of Gambro AB and the Chair of the Audit Committee of Investor AB;

•	Mr. Friedman was previously a member of the Audit Committee of Wal-Mart Stores, Inc.;

•	Mr. George was previously a member of the Audit Committee of Target Corporation;

•	Mr. Gupta currently serves on the Audit Committee of Procter & Gamble;

•	Mr. Johnson was previously a member of the Audit Committee of UnitedHealth Group Inc.;

•	Ms. Juliber currently serves as the Chair of the Audit Committee of E. I. du Pont de Nemours and Company;

•

Mr. Mittal is currently Chairman and Chief Executive Officer of ArcelorMittal, the principal financial officer of ArcelorMittal reports directly to Mr. Mittal, and he has an active and ongoing involvement in the financial-related aspects of ArcelorMittal; and

•

Mr. Schiro is currently the Chief Executive Officer of Zurich Financial Services, and the principal financial officer of Zurich Financial Services reports directly to, and is actively supervised by, Mr. Schiro; further, Mr. Schiro currently serves on the Audit Committee of Royal Philips Electronics and as Chair of the Audit Committee of PepsiCo, Inc, and he was previously the Chief Executive Officer of PricewaterhouseCoopers LLP.

Nominees for Election to our Board

At our Annual Meeting, our shareholders will be asked to elect the 12 director nominees set forth below for a one-year term expiring in 2010. While our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if that occurs, proxies will be voted in favor of such other person or persons as may be recommended by our Corporate Governance and Nominating Committee and designated by our Board.

All of the director nominees except for Mr. Schiro currently are members of our Board, all of the director nominees have been recommended for election by our Corporate Governance and Nominating Committee and approved and nominated for election by our Board and all of the director nominees have consented to serve if elected. Set forth below is information as of February 1, 2009 regarding the director nominees, which has been confirmed by each of them for inclusion in this Proxy Statement.

Lloyd C. Blankfein	Director since April 2003

Mr. Blankfein, age 54, has been our Chairman and Chief Executive Officer since June 2006. Previously, he had been our President and Chief Operating Officer since January 2004. Prior to that, from April 2002 until January 2004, he was a Vice Chairman of Goldman Sachs, with management responsibility for Goldman Sachs’ Fixed Income, Currency and Commodities Division (FICC) and Equities Division (Equities). Prior to becoming a Vice Chairman, he had served as co-head of FICC since its formation in 1997. From 1994 to 1997, he headed or co-headed the Currency and Commodities Division. Mr. Blankfein is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as a member of the Harvard University Committee on University Resources, the Advisory Board of the Tsinghua University School of Economics and Management and the Governing Board of the Indian School of Business, an overseer of the Weill Medical College of Cornell University, and a director of the Partnership for New York City and Catalyst.

John H. Bryan	Director since November 1999

Mr. Bryan, age 72, is the retired Chairman and Chief Executive Officer of Sara Lee Corporation. He served as its Chief Executive Officer from 1975 to June 2000 and as its Chairman of the Board from 1976 until his retirement in October 2001. He is on the board of one public company in addition to Goldman Sachs: General Motors Corporation. Mr. Bryan is the past Chairman of the Grocery Manufacturers of America, Inc. and the past Vice Chairman and a current member of The Business Council. He also served as Co-Chairman of the World Economic Forum’s annual meetings in 1994, 1997 and 2000. In addition, Mr. Bryan is affiliated with certain non-profit organizations, including as a Life Trustee of The University of Chicago, as the past Chairman and Life Trustee of the Board of Trustees of The Art Institute of Chicago, as Chairman of the Board of Directors of Millennium Park, Inc., and as the past Chairman and a current member of The Chicago Council on Global Affairs; he is also the past Chairman of Catalyst.

Gary D. Cohn	Director since June 2006

Mr. Cohn, age 48, has been our President and Chief Operating Officer since April 2009, and was our President and Co-Chief Operating Officer from June 2006 through March 2009. Previously, he had been the co-head of Goldman Sachs’ global securities businesses since January 2004. He also had been the co-head of Equities since 2003 and the co-head of FICC since September 2002. From March 2002 to September 2002, he served as co-chief operating officer of FICC. Prior to that, beginning in 1999, Mr. Cohn managed the FICC macro businesses. From 1996 to 1999, he was the global head of Goldman Sachs’ commodities business. Mr. Cohn is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as a member of the Treasury Borrowing Advisory Committee of the Securities Industry and Financial Markets Association and as a trustee of the Gilmour Academy, the NYU Child Study Center, NYU Hospital, NYU Medical School, the Harlem Children’s Zone and American University.

Claes Dahlbäck	Director since June 2003

Mr. Dahlbäck, age 61, currently serves as a Senior Advisor to Investor AB, a Swedish-based investment company, and is also a Senior Advisor at Foundation Asset Management, which is owned by three Wallenberg Foundations and which acts as advisor to the Foundations with respect to their holdings. He previously served as Investor AB’s nonexecutive Chairman from April 2002 until April 2005, its Vice Chairman from April 1999 until April 2002 and its President and Chief Executive Officer from 1978 until April 1999. Mr. Dahlbäck is not on the board of any U.S. public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as a member of the Royal Swedish Academy of Engineering Sciences and of Naval Sciences, as Honorary Doctor and Director of the Stockholm School of Economics, as Chair of the Leader of the Year Award, as Chair of the Stockholm School of Economics Association and as Commander of the Order of the White Rose of Finland. He is also a recipient of the Swedish Kings medal of the Twelfth Dimension with the Seraphim ribbon.

Stephen Friedman	Director since April 2005

Mr. Friedman, age 71, has been Chairman of Stone Point Capital, a private equity firm, since June 2006; prior to that, he was, since May 2005, a Senior Advisor to Stone Point Capital. Mr. Friedman has been Chairman of the Federal Reserve Bank of New York since January 2008. He was Chairman of the President’s Foreign Intelligence Advisory Board and Chairman of the Intelligence Oversight Board from January 2006 to January 2009. He served as Assistant to the President for Economic Policy and Director of the National Economic Council from December 2002 until December 2004. From 1998 until December 2002, Mr. Friedman was a senior principal of MMC Capital, the predecessor of Stone Point Capital. He retired as Senior Partner and Chairman of the Management Committee of The Goldman Sachs Group, L.P., our predecessor, in 1994, having joined the firm in 1966. Mr. Friedman is not on the board of any public company other than Goldman Sachs. He is a board member of the Council on Foreign Relations, a non-profit organization.

William W. George	Director since December 2002

Mr. George, age 66, was Chief Executive Officer of Medtronic, Inc. from May 1991 to May 2001 and its Chairman of the Board from April 1996 until his retirement in April 2002. He joined Medtronic in 1989 as President and Chief Operating Officer. Mr. George is currently a Professor of Management Practice at the Harvard Business School and was formerly Professor of Leadership and Governance at the International Institute for Management Development from January 2002 until May 2003, Visiting Professor of Technology Management at the École Polytechnique Fédérale de Lausanne from January 2002 until May 2003 and an Executive-in-Residence at the Yale School of Management from September 2003 through December 2003. Mr. George is on the boards of the following public companies in addition to Goldman Sachs: Exxon Mobil Corporation and Novartis AG. In addition, he is affiliated with certain non-profit organizations, including as a board member of the World Economic Forum USA and as a member of the Carnegie Endowment for International Peace.

Rajat K. Gupta	Director since November 2006

Mr. Gupta, age 60, has been Senior Partner Emeritus of McKinsey & Company since 2003. He previously served as McKinsey & Company’s Worldwide Managing Director from 1994 until 2003. Prior to that, Mr. Gupta held a variety of positions at McKinsey & Company since 1973. Mr. Gupta is on the boards of the following public companies in addition to Goldman Sachs: AMR Corporation, Genpact LTD, Harman International and Procter & Gamble. He is also an independent director of Qatar Financial Authority. He is affiliated with certain non-profit organizations, including as a member of the Board of The Global Fund to Fight AIDS, Tuberculosis and Malaria, Chairman of the Board of the Indian School of Business, a member of the Advisory Board at Tsinghua University School of Economics and Management, and Co-Chair of the American India Foundation. Mr. Gupta also served as the United Nations Secretary-General’s Special Advisor on UN management reform.

James A. Johnson	Director since May 1999

Mr. Johnson, age 65, has been a Vice Chairman of Perseus, L.L.C., a merchant banking and private equity firm, since April 2001. From January 2000 to March 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. From January through December 1999, he was Chairman of the Executive Committee of Fannie Mae, having previously served as its Chairman and Chief Executive Officer from February 1991 through December 1998 and its Vice Chairman from 1990 through February 1991. Mr. Johnson is on the boards of the following public companies in addition to Goldman Sachs: Forestar Real Estate Group, Inc. and Target Corporation. In addition, he is affiliated with certain non-profit organizations, including as Chairman Emeritus of the John F. Kennedy Center for the Performing Arts, as a member of each of the American Academy of Arts and Sciences, the American Friends of Bilderberg, the Council on Foreign Relations and The Trilateral Commission, and as an honorary trustee of The Brookings Institution.

Lois D. Juliber	Director since March 2004

Ms. Juliber, age 60, was a Vice Chairman of the Colgate-Palmolive Company from July 2004 until March 2005. She served as Colgate-Palmolive’s Chief Operating Officer from March 2000 to September 2004, as its Executive Vice President — North America and Europe from 1997 until March 2000 and as President of Colgate North America from 1994 to 1997. Ms. Juliber is on the board of the following public companies in addition to Goldman Sachs: E. I. du Pont de Nemours and Company and Kraft Foods Inc. She is affiliated with certain non-profit organizations, including as Chairman of The MasterCard Foundation, and a trustee of Wellesley College and Women’s World Banking.

Lakshmi N. Mittal	Director since June 2008

Mr. Mittal, age 58, has been Chairman and Chief Executive Officer of ArcelorMittal since May 2008. He previously served as ArcelorMittal’s President and Chief Executive Officer from November 2006 to May 2008. Prior to that, Mr. Mittal was Chief Executive Officer of Mittal Steel Company N.V. (formerly the LNM Group) since 1976, when he founded the company. Mr. Mittal is on the boards of the following public companies in addition to Goldman Sachs: European Aeronautic Defence and Space Company EADS N.V. and ICICI Bank Limited. In addition, Mr. Mittal is affiliated with non-profit organizations, including as a member of the International Business Council of the World Economic Forum and the Advisory Board of the Kellogg School of Management at Northwestern University, as Chairman of World Steel Association and the Executive Board of the Indian School of Business, and as a Golden Patron of The Prince’s Trust.

James J. Schiro	Director Nominee

Mr. Schiro, age 63, has been Chief Executive Officer of Zurich Financial Services since May 2002. He previously served as Zurich’s Chief Operating Officer — Finance from March 2002 to May 2002. Prior to that, Mr. Schiro was Chief Executive Officer of PricewaterhouseCoopers LLP from 1998 to 2002 and Chairman and Chief Executive Officer of Price Waterhouse from 1995 to 1998, having previously held a variety of other positions at Price Waterhouse since 1967. Mr. Schiro is on the boards of the following public companies: PepsiCo, Inc. and Royal Philips Electronics. In addition, Mr. Schiro is affiliated with non-profit organizations, including as a director of The Geneva Association and the Institute of International Finance, a member of the European Financial Services Round Table, the International Business Council of the World Economic Forum, the Advisory Board of the Tsinghua University School of Economics and Management and the Swiss-American Chamber of Commerce, a trustee of the Institute for Advanced Study, St. John’s University and the Lucerne Festival and vice chairman of the American Friends of the Lucerne Festival.

Ruth J. Simmons	Director since January 2000

Dr. Simmons, age 63, has been President of Brown University since July 2001. She was President of Smith College from 1995 to June 2001 and Vice Provost of Princeton University from 1992 to 1995. Dr. Simmons is on the board of one public company in addition to Goldman Sachs: Texas Instruments Inc. In addition, Dr. Simmons is affiliated with certain non-profit organizations, including as a trustee of Howard University and as a member of the American Academy of Arts and Sciences, the American Philosophical Society and the Council on Foreign Relations.

There are no family relationships between any of our directors or executive officers and any other of our directors or executive officers.

Directors’ Recommendation

Our Board unanimously recommends a vote FOR the election of each of Messrs. Blankfein, Bryan, Cohn, Dahlbäck, Friedman, George, Gupta, Johnson, Mittal and Schiro, Ms. Juliber and Dr. Simmons to our Board.

Board Meetings and Committees

Our Board held 16 meetings during our 2008 fiscal year. Our Board also held a number of informal group posting sessions, in addition to multiple discussions that individual directors had from time to time with our CEO and other members of senior management as events warranted. Each of our directors attended at least 75% of the meetings of our Board and the committees of our Board on which he or she served during fiscal 2008 for the period he or she served as director. Attendance at Board and committee meetings during fiscal 2008 averaged 95% for our directors as a group. We encourage our directors to attend our Annual Meetings and believe that attendance at our Annual Meetings is just as important as attendance at meetings of our Board and its committees. In fact, we typically schedule Board and committee meetings to coincide with the dates of our Annual Meetings. All of our directors who were directors at the time attended last year’s Annual Meeting.

Our Board has three standing committees: our Audit Committee, our Compensation Committee and our Corporate Governance and Nominating Committee. Reports of each of these committees are included in this Proxy Statement. The primary functions of these committees are set forth below:

Audit Committee

•

assist our Board in its oversight of our financial statements, management of financial and operational risks, legal and regulatory compliance, independent auditors’ qualification, independence and performance, internal audit function performance and internal control over financial reporting;

•	decide whether to appoint, retain or terminate our independent auditors;

•	pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and

•	prepare the Audit Committee Report.

Compensation Committee

•	determine and approve the compensation of our Chief Executive Officer (CEO) and other executive officers;

•	make recommendations to our Board with respect to our incentive compensation and equity-based plans that are subject to the approval of our Board;

•	assist our Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function; and

•	prepare the Compensation Committee Report.

Corporate Governance and Nominating Committee

•	recommend individuals to our Board for nomination, election or appointment as members of our Board and its committees;

•	oversee the evaluation of the performance of our Board and our CEO;

•	review and concur in the succession plans for our CEO and other members of senior management;

•	take a leadership role in shaping our corporate governance;

•	review periodically the form and amounts of director compensation and make recommendations to our Board with respect thereto; and

•	prepare the Corporate Governance and Nominating Committee Report.

Employee directors do not serve on our Board’s standing committees. The following table summarizes fiscal 2008 membership on each Board standing committee and the number of committee meetings held.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
John H. Bryan	✓	✓	Chair
Claes Dahlbäck	✓	✓	✓
Stephen Friedman	Chair*	✓	✓
William W. George	✓	✓	✓
Rajat K. Gupta	✓	✓	✓
James A. Johnson	✓	Chair	✓
Lois D. Juliber	✓	✓	✓
Lakshmi N. Mittal	✓	✓	✓
Ruth J. Simmons		✓	✓
Meetings held during fiscal 2008:	12	8	6

*	Mr. Friedman has been the Chair of our Audit Committee since October 2008. Prior to his resignation in September 2008, Mr. Liddy had been the Chair of our Audit Committee and a member of our Compensation and Corporate Governance and Nominating Committees.

Non-Employee Directors’ Meetings

In addition to the meetings of the committees of our Board listed in the table above, our Non-Employee Directors met four times in executive session during fiscal 2008. Our presiding director, the Chair of our Corporate Governance and Nominating Committee, presided at these executive sessions.

Executive Succession Planning

Our Corporate Governance and Nominating Committee and our CEO have developed a comprehensive program for emergency and long-term executive succession, which the Committee reviews with our CEO annually. Consistent with our culture, our goal is to always be in a position to appoint our most senior executives from within the firm. Individuals who are identified as having potential for senior executive positions are evaluated by the Committee, in part utilizing the results of the firm’s “360 degree” feedback process. The careers of such persons are monitored to ensure that over time they have appropriate exposure both to our Board and to our diverse businesses globally. These individuals interact with our Board in various ways, including through participation in certain Board meetings and other Board-related activities and meetings with individual directors, both in connection with director visits to our business units around the world and otherwise.

We believe that our Board fully understands the firm’s culture and strategic needs and that our succession program should ensure a smooth transition with respect to senior executive appointments.

Compensation Discussion and Analysis

The following is a discussion of how our Compensation Committee determined the compensation of Lloyd C. Blankfein, our Chairman and CEO, Gary D. Cohn, our President and Chief Operating Officer, Jon Winkelried, our former President and Chief Operating Officer*, David A. Viniar, our Chief Financial Officer (CFO), and J. Michael Evans, one of our Vice Chairmen (collectively, our Named Executive Officers or NEOs), for our 2008 fiscal year.

Determination of Our NEOs’ Compensation

The fundamental principle of our firm’s compensation philosophy is that compensation should reflect our firm’s performance. Our senior executives share in the upside when our results are strong, and are negatively impacted when times are difficult. 2008 proved to be unprecedented in the challenges presented to virtually every country, company and family. While our firm has distinguished itself through many aspects of the current economic crisis, we cannot ignore that we are part of an industry that is directly associated with the economic distress and accompanying public scrutiny. In recognition of these difficult times including, in part, our firm’s participation in the CPP (as defined below), our Senior Executives (each of our NEOs plus our other two Vice Chairmen) proposed to our Compensation Committee that it not grant any of them a year-end bonus for fiscal 2008. Our Compensation Committee fully endorsed this proposal, recognizing that, in light of the circumstances, it was the right thing to do.

Because our NEOs received no year-end bonus for fiscal 2008, the compensation of our NEOs was their base salary of $600,000, participation in our 401(k) Plan and certain other perquisites and benefits.

Details of the Elements of Our NEOs’ Compensation

Base Salary

All of our participating managing directors (PMDs), who are the approximately 400 most senior employees of the firm, including our NEOs, receive a base salary of $600,000 per year. We have paid the same base salary to all of our PMDs since we went public in 1999. Our Compensation Committee does not use base salary to differentiate among the contributions or performance of our senior employees, but instead considers it a baseline compensation level that delivers current cash income.

Qualified Retirement Benefits

Each of our NEOs participates in our 401(k) Plan, which is our broad-based tax-qualified retirement plan. Like all other participants in our 401(k) Plan, our NEOs are eligible to make pre-tax, and/or “Roth” after-tax, contributions to our 401(k) Plan and receive a dollar-for-dollar matching contribution from us on the amount they contribute, up to a maximum of $9,200. For fiscal 2008, each of our NEOs received a matching contribution of $9,200.

Perquisites and Other Benefits

We evolved from a partnership and, as a result, our culture is one in which perquisites and personal benefits such as personal use of private aircraft and payment of dues for club memberships are not offered to our NEOs. Our Compensation Committee asked our Human Capital Management Division to provide the Committee with “benchmarking” information relating to perquisites and other benefits received by senior executives at certain other firms. The Compensation Committee asked for this information in order to gain a general sense of perquisites and other benefits at these firms, not to set specific benchmarks for perquisites and other benefits received by our NEOs.

*	Mr. Winkelried retired, effective March 31, 2009.

We looked at fiscal 2007 perquisites and other benefits received by the named executive officers of American International Group, Inc., American Express Company, Bank of America Corporation, Citigroup Inc., The Hartford Financial Services Group, Inc., JPMorgan Chase & Co., Merrill Lynch & Co., Inc., MetLife, Inc., Morgan Stanley, Prudential Financial, Inc., Wachovia Corporation and Wells Fargo & Company, in each case based on an analysis of public filings.

As described in footnote (d) to our 2008 Summary Compensation Table, our NEOs received in fiscal 2008 certain benefits that are considered “perquisites” required to be disclosed as part of their compensation. These benefits included a $10,000 contribution on behalf of each NEO to our Goldman Sachs Gives program (Goldman Sachs Gives), the value of financial counseling services, a car and driver and, in the case of Mr. Evans, international assignment benefits and tax equalization payments.

We established Goldman Sachs Gives in 2007 in order to coordinate, facilitate and encourage global philanthropy by our PMDs. Goldman Sachs Gives includes charitable organizations formed in the U.S. and the U.K. and similar charitable organizations or other mechanisms established in other jurisdictions (each, a Goldman Sachs Gives Charity). A $10,000 contribution in 2008 was made on behalf of each PMD, including our NEOs. Each Goldman Sachs Gives contribution made on behalf of a PMD, including each NEO, is tracked in a separate account for that PMD and is invested in one or more investment alternatives managed by our subsidiary, Goldman Sachs Asset Management (GSAM). Each PMD can recommend the charitable organizations to which grants are made from his account. Neither the Goldman Sachs Gives Charities nor the separate accounts pay investment adviser or management fees to GSAM, and we otherwise cover the costs associated with administering the program.

We provide each of our NEOs with a car and driver to ensure the safety of our NEOs, provide them with a secure environment for discussing confidential matters and increase their efficiency. We also offer all of our PMDs, including our NEOs, financial counseling services, generally provided by our subsidiary, The Ayco Company, L.P. (Ayco), to assist them with tax and regulatory compliance and to provide them with more time to focus on the needs of our business. Our NEOs also receive certain other perquisites which have no incremental cost to us. These perquisites are described in footnote (d) to our 2008 Summary Compensation Table.

At our request, Mr. Evans previously relocated to our Hong Kong office. As a result, he received international assignment benefits as well as tax equalization payments in fiscal 2008, which are disclosed in footnote (d) to our 2008 Summary Compensation Table. The tax equalization payments were made with respect to his service in, and compensation for, prior years.

Our PMDs, including our NEOs, also participate in our executive medical and dental program, are eligible for a retiree medical program and receive executive life insurance and long-term disability insurance coverage, the premiums for which are shown under the heading “All Other Compensation” in our 2008 Summary Compensation Table.

Other

On December 15, 2008, our Board, upon the recommendation of our Compensation Committee, approved the termination of our Non-Qualified Deferred Compensation Plan for U.S. PMDs (NQDC plan), effective December 15, 2008. Payments to our participating NEOs under our NQDC plan will commence as originally scheduled, beginning in 2016.

Our 2008 Summary Compensation Table reflects the accounting charge for 2008 for certain restricted stock units awarded to our NEOs for fiscal 2005, 2006 and 2007, as applicable, under the heading “Stock Awards.” Our Compensation Committee did not pay bonuses to our NEOs for fiscal 2008 and, accordingly, did not consider those amounts or the outstanding value of any prior equity grants in making this determination.

Equity Ownership Requirement and Hedging Policies

Each of our Senior Executives (or, in certain cases, estate planning entities established by such persons) is required by our Shareholders’ Agreement, for so long as he holds such position, to retain sole beneficial ownership of a number of shares of Common Stock equal to at least 75% of the shares he has received under The Goldman Sachs Amended and Restated Stock Incentive Plan (SIP) since becoming a Senior Executive (not including any shares received in connection with Goldman Sachs’ initial public offering and less allowances for the payment of any option exercise price and taxes). All of our Senior Executives are in compliance with this requirement.

Messrs. Blankfein, Cohn, Winkelried and Viniar each have agreed that, with certain exceptions, until the earlier of October 1, 2011 and the date of redemption of all of our 10% Cumulative Perpetual Preferred Stock, Series G (Series G Preferred Stock), whether or not he continues to be employed by us, (i) he will continue to satisfy the share retention requirements described in the preceding paragraph and (ii) he, his spouse and any of their estate planning vehicles will not dispose of more than 10% of the aggregate number of shares of Common Stock that he, his spouse and any such estate planning vehicles beneficially owned on September 28, 2008.

Executive officers, including our NEOs, are prohibited from hedging shares of our Common Stock or their equity-based awards.

Restrictions on Executive Compensation under the U.S. Treasury’s Capital Purchase Program

For 2008, we were subject to certain restrictions and obligations under the U.S. Emergency Economic Stabilization Act of 2008 (EESA) as a result of our participation in the U.S. Department of the Treasury’s (U.S. Treasury) TARP Capital Purchase Program (CPP), under which we sold our Fixed Rate Cumulative Perpetual Preferred Stock, Series H (Series H Preferred Stock), and warrants to purchase shares of our Common Stock to the U.S. Treasury. EESA was amended by the American Recovery and Reinvestment Act of 2009 (ARRA) under which new regulations will expand these restrictions and obligations.

With respect to our NEOs, the restrictions and obligations (which apply while the U.S. Treasury’s CPP investment in us remains outstanding) include:

•

Assuring That Our Compensation Programs Do Not Incentivize Unnecessary Risks: Our Compensation Committee must review our compensation programs to ensure that our compensation programs do not encourage our NEOs to take unnecessary and excessive risks that threaten the value of our firm. Our Compensation Committee must certify that the review has taken place.

•

Bonus Claw-Back: We must be able to recover any bonus, retention award or incentive compensation paid to our NEOs based on statements of earnings, revenues, gains, or other criteria that are later proven to be materially inaccurate.

•	Prohibition on Golden Parachutes: We must not make certain golden parachute payments to our NEOs.

•

Limitation on Bonuses. Under the ARRA regulations, we will not be able to pay or accrue any bonus, retention award or incentive compensation to our NEOs other than the payment of restricted stock that does not fully vest during the period while the U.S. Treasury’s CPP investment in us remains outstanding and that has a value no greater than one-third of total annual compensation.

•	Limited Tax Deduction for Executive Compensation: We may not take a compensation deduction for U.S. federal corporate tax purposes for amounts in excess of $500,000 per year paid by us to our NEOs.

For 2008, we did not have to make any substantive changes to the existing compensation programs for our NEOs in order to make them consistent with the restrictions and obligations associated with our participation in the CPP.

•

Our Compensation Committee Determined Our Programs Do Not Encourage Unnecessary and Excessive Risks: As required as a result of our participation in the CPP, our Compensation Committee met with Craig W. Broderick, our Chief Risk Officer, to discuss the risks that we face and the details of our incentive compensation programs in order to confirm that our programs do not encourage our NEOs to take unnecessary and excessive risks that threaten the value of our firm, and has certified as to such review in our Compensation Committee Report below. Our independent compensation consultant participated in the Compensation Committee review process.

•

We Already Had Equity Claw-Backs: All of our year-end equity awards provide for forfeiture and, in some cases, repayment of the value of equity awards previously delivered, if an NEO engages in conduct detrimental to our firm. In addition, our NEOs have agreed with us that any bonus or incentive compensation paid to them based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate must be repaid to us.

•	We Did Not Have Golden Parachutes: Our compensation programs did not have any golden parachutes prohibited by our participation in the CPP.

Conclusion

As noted above, our firm has distinguished itself through many aspects of the current economic crisis. Nevertheless, in recognition of this unique time, our Senior Executives proposed, and our Compensation Committee determined, to make extraordinary changes to compensation for fiscal 2008 with respect to our Senior Executives, including each of our NEOs. We believe these changes were appropriate for fiscal 2008.

Executive Compensation

The following table sets forth, in compliance with the reporting requirements of the SEC, the fiscal 2007 and 2008 compensation for our NEOs. As required by the SEC, our 2008 Summary Compensation Table includes expense we recognized in fiscal 2007 and 2008 for equity-based awards granted in prior years.

2008 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (a)	Option Awards (b)	Change in Pension Value (c)	All Other Compensation (d)	Total
Lloyd C. Blankfein	2008	$600,000	$0	$277,828	$0	—	$235,943	$1,113,771
Chairman and Chief Executive Officer	2007	$600,000	$26,985,474	$25,913,753	$16,440,188	$780	$384,157	$70,324,352
Gary D. Cohn	2008	$600,000	$0	$2,897,888	$0	—	$163,841	$3,661,729
President and Chief Operating Officer	2007	$600,000	$26,585,474	$28,771,546	$16,200,096	$45	$354,196	$72,511,357
Jon Winkelried*	2008	$600,000	$0	$2,504,577	$0	—	$276,196	$3,380,773
President and Chief Operating Officer	2007	$600,000	$26,585,474	$27,837,144	$16,200,096	$342	$254,854	$71,477,910
David A. Viniar	2008	$600,000	$0	$277,828	$0	—	$222,492	$1,100,320
Chief Financial Officer	2007	$600,000	$22,585,474	$21,119,365	$13,800,195	$1,370	$360,732	$58,467,136
J. Michael Evans**	2008	$600,000	$0	$2,457,885	$0	—	$2,250,850	$5,308,735
Vice Chairman

*	Mr. Winkelried retired, effective March 31, 2009.

**	Mr. Evans became Vice Chairman and an executive officer in February 2008.

(a)	For fiscal 2008, no stock awards were granted to our NEOs and, as a result, this column reflects only the dollar amount we recognized in compensation and benefits expense for financial statement reporting purposes under SFAS No. 123R with respect to restricted stock units (RSUs) granted for prior years. Includes expense for 2005, 2006 and 2007 awards for Mr. Evans, for 2005 and 2007 awards for Messrs. Cohn and Winkelried and for 2007 awards for Messrs. Blankfein and Viniar. With respect to amounts for fiscal 2007, expense for prior year awards is included as well as the accounting charge for RSUs granted as part of fiscal 2007 year-end bonus compensation (Year-End RSUs) which was based on the closing price-per-share of Common Stock on the NYSE on December 19, 2007, the date of grant ($204.16). For a discussion of the calculation of the grant date fair value of the 2007 Year-End RSUs, see Note 14 to our audited financial statements included in our 2008 Annual Report on Form 10-K.

(b)	For fiscal 2008, no options to purchase Common Stock (Options) were granted to our NEOs. With respect to amounts for fiscal 2007, this column represents the dollar amount we recognized for financial statement reporting purposes for Options granted for fiscal 2007 in accordance with SFAS No. 123R. The exercise price of each Option ($204.16) is equal to the closing price-per-share of Common Stock on the NYSE on December 19, 2007, the date the Options were granted. For a discussion of the calculation of the grant date fair value of the 2007 Options, see Note 14 to our audited financial statements included in our 2008 Annual Report on Form 10-K.

(c)	For fiscal 2008, the change in pension value was negative for each NEO, as follows: Mr. Blankfein — $(1,466); Mr. Cohn — $(360); Mr. Winkelried — $(1,957); Mr. Viniar — $(2,969); and Mr. Evans — $(223).

(d)	The charts below reflect benefits and perquisites for fiscal 2008 contained in the “All Other Compensation” column above.

Name	401(k) Matching Contribution	Term Life Insurance Premium	Executive Medical and Dental Plan Premium Payments	Long-Term Disability Insurance Premium	Executive Life Premium
Mr. Blankfein	$9,200	$144	$40,543	$994	$14,354
Mr. Cohn	$9,200	$144	$40,543	$994	$9,375
Mr. Winkelried	$9,200	$144	$40,543	$994	$9,730
Mr. Viniar	$9,200	$144	$40,543	$994	$13,733
Mr. Evans	$9,200	$144	$47,837	$994	$12,685

Name	Financial and Benefits Counseling Services*	Car**	GS Gives	International Assignment Benefits***	Tax Equalization****
Mr. Blankfein	$49,485	$111,223	$10,000	—	—
Mr. Cohn	$54,143	$39,442	$10,000	—	—
Mr. Winkelried	$80,992	$124,593	$10,000	—	—
Mr. Viniar	$43,965	$103,913	$10,000	—	—
Mr. Evans	$50,324	$69,389	$10,000	$387,598	$1,662,679

*	The aggregate incremental cost of financial and benefits counseling services provided by Ayco is determined based on the number of hours of service provided by, and compensation paid to, individual service providers.

**	Amounts reflect the cost to us attributable to commuting and other non-business use. For Mr. Evans, the amount reflects payments to a third-party car service. For the others, the cost of providing a car is determined on an annual basis and includes annual driver compensation, annual car lease and insurance cost as well as miscellaneous variable expenses, including fuel, car maintenance and tolls.

***	At our request, Mr. Evans previously relocated to our Hong Kong office. As a result, he received international assignment benefits in fiscal 2008.

****	Consists of tax equalization payments (relating to compensation for service in prior fiscal years) in connection with Mr. Evans’ international assignment.

We provide to our NEOs, at no incremental out-of-pocket cost to our firm, discounts in connection with transactions in Goldman Sachs brokerage accounts, waived or reduced fees and overrides in connection with investments in certain funds managed or sponsored by Goldman Sachs and certain negotiated discounts with third-party vendors, in each case on the same terms as are provided to other PMDs.

We make available to our NEOs for business use private aircraft from third-party vendors. Our policy is not to permit personal use of such aircraft by our NEOs. In the limited instances when an NEO brings a personal guest as a passenger on a business-related flight, the NEO pays us an amount equal to the greater of: (a) the aggregate incremental cost to us of the usage by such guest; and (b) the price of a first-class commercial airline ticket for the same trip.

2008 Grants of Plan-Based Awards

Our NEOs did not receive any stock, RSU or Option awards for fiscal 2008. The following table sets forth information regarding incentive plan awards granted to our NEOs for fiscal 2007. These awards are reported below because they were granted on December 19, 2007, during fiscal 2008, even though they were granted as compensation for fiscal 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (a)	All Other Option Awards: Number of Securities Underlying Options (#) (b)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (c)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Lloyd C. Blankfein	12/19/2007	—	—	—	125,738	322,104	$204.16	$42,110,858
Gary D. Cohn	12/19/2007	—	—	—	124,093	317,400	$204.16	$41,534,923
Jon Winkelried	12/19/2007	—	—	—	124,093	317,400	$204.16	$41,534,923
David A. Viniar	12/19/2007	—	—	—	107,645	270,380	$204.16	$35,776,998
J. Michael Evans	12/19/2007	—	—	—	13,063	271,416	$204.16	$16,520,015

(a)	Consists of (i) fiscal 2007 Year-End RSUs; (ii) 3,266 Discount RSUs granted for each NEO for fiscal 2007 under our Discount Stock Program (DSP); and (iii) 9,797 Base RSUs acquired by each NEO through our DSP by means of a fiscal 2007 bonus reduction at a price per Base RSU equal to $204.16 (the closing price-per-share of Common Stock on the NYSE on the date of issuance). For Mr. Evans, the number consists only of fiscal 2007 Base RSUs and Discount RSUs because his fiscal 2007 Year-End RSUs were granted during fiscal 2007 and not fiscal 2008. All of the fiscal 2007 Year-End RSUs vested on the grant date and generally provide for shares to be delivered in January 2011. 60% of the fiscal 2007 Year-End RSUs are subject to forfeiture if the holder becomes associated with a “competitive enterprise” prior to November 26, 2010. Discount RSUs vest 50% on November 27, 2009 and 50% on November 26, 2010 and generally provide for shares to be delivered in January 2011. Delivery of shares underlying RSUs may be accelerated in certain limited circumstances (e.g., in the event that the holder of the RSU dies or leaves us to accept a governmental position, where retention of the RSU would create a conflict of interest). Each RSU includes a “dividend equivalent right,” pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders. RSUs generally are not transferable. Shares underlying the Base RSUs (Base Shares) were vested at grant and delivered in January 2008 but generally are not transferable until January 2011. See Potential Payments Upon Termination or Change-in-Control below for treatment of RSUs and Base Shares upon termination of employment.

(b)	Represents Options granted as part of fiscal 2007 year-end bonus compensation. All of the fiscal 2007 year-end Options vested on the grant date; 60% are subject to forfeiture if the holder becomes associated with a “competitive enterprise” prior to November 26, 2010. The Options generally become exercisable in January 2011, although exercisability of an Option may be accelerated in certain limited circumstances (e.g., in the event that the holder of the Option dies or leaves us to accept a governmental position, where retention of the Option would create a conflict of interest). The Options generally expire on November 24, 2017. Options generally are not transferable. Common Stock received on exercise of these Options prior to January 2013 generally will not be transferable until January 2013. See Potential Payments Upon Termination or Change-in-Control below for treatment of the Options upon termination of employment.

(c)	Computed in accordance with SFAS No. 123R. For a discussion of the calculation of the fair value of the awards, see Note 14 to our audited financial statements included in our 2008 Annual Report on Form 10-K.

2008 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards (unexercised Options and unvested Discount RSUs) held by each NEO as of November 28, 2008, our fiscal year-end. No equity awards were granted to our NEOs for fiscal 2008.

	Option Awards					Stock Awards
Name	Option Award Year	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)
Lloyd C. Blankfein	2007	—	322,104	$204.16	11/24/2017	3,266	$257,981
	2006	—	209,228	$199.84	11/25/2016
	2005	—	218,872	$131.64	11/27/2015
	2002	137,670	—	$78.87	11/30/2012
	2001	180,676	—	$91.61	11/25/2011
	2000	90,681	—	$82.88	11/26/2010
Gary D. Cohn	2007	—	317,400	$204.16	11/24/2017	3,266	$257,981
	2006	—	205,228	$199.84	11/25/2016
	2005	—	253,816	$131.64	11/27/2015
	2002	130,425	—	$78.87	11/30/2012
	2001	165,137	—	$91.61	11/25/2011
	2000	73,653	—	$82.88	11/26/2010
Jon Winkelried	2007	—	317,400	$204.16	11/24/2017	3,266	$257,981
	2006	—	205,228	$199.84	11/25/2016
	2005	—	220,392	$131.64	11/27/2015
	2002	132,840	—	$78.87	11/30/2012
	2001	171,352	—	$91.61	11/25/2011
	2000	87,144	—	$82.88	11/26/2010
David A. Viniar	2007	—	270,380	$204.16	11/24/2017	3,266	$257,981
	2006	—	153,184	$199.84	11/25/2016
	2005	—	135,312	$131.64	11/27/2015
	2002	50,751	—	$78.87	11/30/2012
	2001	99,872	—	$91.61	11/25/2011
	2000	67,326	—	$82.88	11/26/2010
J. Michael Evans	2007	—	271,416	$204.16	11/24/2017	4,935	$389,816
	2006	—	201,224	$199.84	11/25/2016
	2005	—	171,772	$131.64	11/27/2015
	2002	60,408	—	$78.87	11/30/2012
	2001	112,303	—	$91.61	11/25/2011

(a)	The following chart sets forth information on the exercisability of Option awards, all of which are vested.

Year-End Option Award	Exercisability
2007	January 2011
2006	January 2010
2005	Currently exercisable (as of January 2009)
2002	Currently exercisable
2001	Currently exercisable
2000	Currently exercisable

Shares received on exercise of 2005, 2006 and 2007 Options will not be transferable until January 2010, January 2011 and January 2013, respectively. See Potential Payments Upon Termination or Change-in-Control below for treatment of the Options upon termination of employment.

(b)

This column represents Discount RSUs granted for fiscal 2007 and, with respect to Mr. Evans, for fiscal 2006 and 2007. For a schedule showing delivery dates for Discount RSUs, see footnote (a) to the 2008 Option Exercises and Stock Vested table below. Discount RSUs generally vest 50% at the end of the second

November and 50% at the end of the third November following grant. See Potential Payments Upon Termination or Change-in-Control below for treatment of Discount RSUs upon termination of employment.

(c)	Values for RSUs were determined by multiplying the number of RSUs by $78.99, the closing price-per-share of Common Stock on the NYSE on the date of our 2008 fiscal year-end.

2008 Option Exercises and Stock Vested

The following table sets forth the value of the awards held by our NEOs that vested during fiscal 2008. No equity awards were granted to our NEOs for fiscal 2008; reported amounts represent vesting during fiscal 2008 of RSUs awarded for prior fiscal years.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (a)	Value Realized on Vesting ($) (b)
Lloyd C. Blankfein	—	—	122,472	$25,003,884
Gary D. Cohn	—	—	122,094	$24,768,121
Jon Winkelried	—	—	120,827	$24,668,040
David A. Viniar	—	—	104,379	$21,310,017
J. Michael Evans	—	—	15,264	$2,431,994

(a)	Includes fiscal 2007 Year-End RSUs (except in the case of Mr. Evans because his fiscal 2007 Year-End RSUs were granted during fiscal 2007 and not fiscal 2008), which were granted on December 19, 2007 and were vested upon grant, and which generally provide for shares to be delivered in January 2011. For Messrs. Cohn and Evans, the amount includes Discount RSUs that vested on November 28, 2008. All RSUs listed in the table have vested, but the underlying shares have not yet been delivered or acquired unless otherwise noted in the following charts. This table also includes 9,797 Base RSUs that each NEO acquired through our DSP on December 19, 2007 by means of a fiscal 2007 bonus reduction at a price per RSU equal to $204.16 (the closing price-per-share of Common Stock on the NYSE on the date of issuance). The Base Shares were delivered in January 2008 but are generally not transferable until January 2011. See Potential Payments Upon Termination or Change-in-Control below for treatment of RSUs and Base Shares upon termination of employment.

The following chart sets forth information on the delivery dates of shares of Common Stock underlying Year-End RSUs and Discount RSUs.

Year-End and Discount RSU Awards	Delivery
2007	January 2011
2006	January 2010
2005	Delivered January 2009

The following chart sets forth the aggregate number of RSUs for each NEO that vested in fiscal years prior to 2008, but for which the underlying shares had not yet been delivered or acquired as of the end of fiscal 2008. These RSUs are not included in the table above because they vested prior to fiscal 2008 and are not included in the 2008 Outstanding Equity Awards at Fiscal Year-End table because that table includes only unvested RSUs, in each case as required by SEC rules.

Name	RSUs Vested Prior to Fiscal 2008 (#)
Mr. Blankfein	158,335
Mr. Cohn	173,156
Mr. Winkelried	159,300
Mr. Viniar	106,745
Mr. Evans	30,946	*

*	In addition, as of November 28, 2008, Mr. Evans owned 209,785 shares of restricted stock, all of which vested prior to fiscal 2008. Of these shares, 49,728 became transferable in January 2009, 71,363 generally will become transferable in January 2010 and 88,694 generally will become transferable in January 2011.

(b)	Values were determined by multiplying the aggregate number of RSUs vesting on a particular date by the closing price-per-share of Common Stock on the NYSE on that date.

2008 Pension Benefits

The following table sets forth pension benefit information as of November 28, 2008, our 2008 fiscal year-end. The Goldman Sachs Employees’ Pension Plan (GS Pension Plan) was frozen November 27, 2004. No NEO has participated in our GS Pension Plan since November 30, 1995.

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)	Payments During Last Fiscal Year ($)
Lloyd C. Blankfein	GS Pension Plan	3	$17,936	—
Gary D. Cohn	GS Pension Plan	1	$3,137	—
Jon Winkelried	GS Pension Plan	4	$17,872	—
David A. Viniar	GS Pension Plan	6	$34,570	—
J. Michael Evans	GS Pension Plan	1	$2,289	—

(a)	Our U.S. employees, including each NEO, were credited for service for each year employed by us while not eligible to participate in our Money Purchase Pension (MPP) Plan. On July 31, 2008, the MPP Plan was merged into our 401(k) Plan.

(b)	Prior to being frozen, our GS Pension Plan provided an annual benefit equal to between 1 and 2% of the first $75,000 of the participant’s compensation for each year of credited service under the plan. The normal form of payment is a single life annuity for single participants and an actuarially equivalent 50% joint and survivor annuity for married participants. The present values shown in this column were calculated assuming payment of a single life annuity following retirement at normal retirement age (age 65), discounted to our 2008 fiscal year-end using a 6.75% discount rate. Mortality estimates are based on the RP-2000 white collar fully generational mortality table. Our GS Pension Plan provides for early retirement benefits in some cases, and all of our NEOs are eligible for such early retirement benefits. For a discussion of other assumptions used for financial reporting purposes with respect to our GS Pension Plan, see Note 13 to our audited financial statements included in our 2008 Annual Report on Form 10-K.

For a description of our 401(k) Plan, our tax-qualified defined contribution plan, see Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Qualified Retirement Benefits.

2008 Non-Qualified Deferred Compensation

The following table sets forth information with respect to our NQDC plan, which was terminated in December 2008. Payments to our participating NEOs under our NQDC plan will commence as originally scheduled, beginning in 2016.

Prior to termination of our NQDC plan, each participant, including our NEOs, was permitted to elect to defer up to $1 million of his or her fiscal year-end bonus for up to the later of (i) 10 years or (ii) six months after termination of his or her employment. Amounts deferred under our NQDC plan generally are not forfeitable and were adjusted based on the performance of certain available “notional investments” selected by each participant. Distributions from our NQDC plan to our NEOs will be made in a lump sum cash payment. Our NEOs are not subject to U.S. federal income tax on amounts that they deferred or on any “notional investment” earnings until those amounts are distributed to them, and we do not take a tax deduction on these amounts until they are distributed. For accounting purposes, we recognized as a compensation expense the amounts deferred under these plans in the year in which they were deferred.

Name	Executive Contributions in Last FY (a)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (b)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Lloyd C. Blankfein	—	—	$(67,113)	$0	$1,108,983	(c)(d)
Gary D. Cohn	$1,000,000	—	$(201,499)	$0	$2,097,041	(d)
Jon Winkelried	$1,000,000	—	$(125,404)	$0	$874,596
David A. Viniar	$1,000,000	—	$(133,566)	$0	$1,471,724	(d)
J. Michael Evans	—	—	—	—	—

(a)	This represents a deferral of a portion of the NEO’s fiscal 2007 bonus. All amounts in this column were previously reported as fiscal 2007 bonus in the Summary Compensation Table.

(b)	Participant account balances under our NQDC plan were adjusted to reflect gains (or losses) based on the performance of certain “notional investments” (selected by each participant from various hedge funds and mutual funds available under the plan in fiscal 2008) to the same extent as if the participant had actually invested in those funds.

(c)	This amount also reflects an initial deferral of compensation of $1,000,000 previously reported as bonus in the fiscal 2005 Summary Compensation Table for participating executives who were NEOs in fiscal 2005.

(d)	This amount also reflects an initial deferral of compensation of $1,000,000 previously reported as bonus in the fiscal 2006 Summary Compensation Table for participating executives who were NEOs in fiscal 2006.

Potential Payments Upon Termination or Change-in-Control

Our NEOs do not have employment agreements that provide for severance payments or for payments upon a change-in-control. We have three plans, our RPCP, our SIP and our Retiree Medical Program, which may provide for potential payments to our NEOs in conjunction with a termination of employment. The benefits payable to our NEOs under our pension plans and our NQDC plan are set forth under 2008 Pension Benefits and 2008 Non-Qualified Deferred Compensation above.

RPCP. Each of our NEOs participates in our RPCP. Under our RPCP, if a participant’s employment at Goldman Sachs terminates for any reason before the end of a “contract period” (a one-year period as defined in the RPCP), our Compensation Committee has the discretion to determine what, if any, bonus shall be provided to the participant for services provided in that year. There is no severance provided under our RPCP.

SIP and Retiree Medical Program. Set forth below is a calculation of the potential benefits to each of our NEOs assuming a termination of employment occurred on November 28, 2008. The narrative disclosure that follows the table provides important information and definitions regarding our specific payment terms and conditions.

Termination Reason	Name	Value of Unvested RSUs	Present Value of Premiums for Retiree Medical Program (e)	Total
Cause or Termination with Violation (a)	Lloyd C. Blankfein	$0	$0	$0
	Gary D. Cohn	$0	$0	$0
	Jon Winkelried	$0	$0	$0
	David A. Viniar	$0	$0	$0
	J. Michael Evans	$0	$0	$0
Termination without Violation (a)	Lloyd C. Blankfein	$0	$402,739	$402,739
	Gary D. Cohn	$0	$467,630	$467,630
	Jon Winkelried	$0	$466,877	$466,877
	David A. Viniar	$0	$404,501	$404,501
	J. Michael Evans	$0	$457,699	$457,699
Death (b), Change-in-Control, Extended Absence or Conflicted Employment (c)	Lloyd C. Blankfein	$257,981	$402,739	$660,720
	Gary D. Cohn	$257,981	$467,630	$725,611
	Jon Winkelried	$257,981	$466,877	$724,858
	David A. Viniar	$257,981	$404,501	$662,482
	J. Michael Evans	$389,816	$457,699	$847,515
Downsizing (d)	Lloyd C. Blankfein	$107,584	$402,739	$510,323
	Gary D. Cohn	$107,584	$467,630	$575,214
	Jon Winkelried	$107,584	$466,877	$574,461
	David A. Viniar	$107,584	$404,501	$512,085
	J. Michael Evans	$195,500	$457,699	$653,199

(a)	Except as discussed below, upon an NEO’s termination without Violation, shares of Common Stock underlying RSUs (other than unvested Discount RSUs) will continue to be delivered on schedule, and Options will continue to become exercisable on schedule and will remain exercisable for their full term, provided, for Year-End RSUs, that the NEO does not become associated with a Competitive Enterprise (as defined below) within three years after the date of grant. If an NEO becomes associated with a Competitive Enterprise, the NEO will forfeit his or her benefits under our Retiree Medical Program and, if this association occurs within three years after the date of grant, the NEO will forfeit 60% of his outstanding Year-End RSUs (which are vested and are not reflected in the table above) and 60% of his outstanding year-end Options granted in 2006 or 2007 (which also are vested and not reflected in the table above). The occurrence of a Violation, including any event constituting Cause, or the Solicitation (as defined below) of employees or clients of the firm, by an NEO prior to delivery (in the case of RSUs) or prior to exercise (in the case of Options) will result in forfeiture of all RSUs and Options, vested and unvested, and in some cases may result in the NEO having to repay amounts previously received. Upon an NEO’s termination (other than as a result of an Extended Absence or Downsizing), the transfer restrictions on all Base Shares will be removed.

Mr. Winkelried retired, effective March 31, 2009. His benefits upon retirement are consistent with the “Termination without Violation” section of the table.

(b)	In the event of an NEO’s death, any unvested Discount RSUs vest. Delivery of shares of Common Stock underlying RSUs is accelerated, Option exercisability is accelerated and Options remain exercisable for their full term. Any transfer restrictions on the underlying shares of Common Stock and on all Base Shares and shares from Option exercises are removed. For information on the vested RSUs, Options and Base Shares held by the NEOs at fiscal year-end, see 2008 Outstanding Equity Awards at Fiscal Year-End and 2008 Option Exercises and Stock Vested above. These amounts do not reflect, in the case of death, the payment of a death benefit under our executive life insurance plan, which provides each NEO $4.5 million of term life insurance coverage through age 75.

(c)

If a Change in Control occurs, and within 18 months thereafter we terminate an NEO’s employment without Cause or if the NEO terminates his employment for good reason: (i) any unvested Discount RSUs vest; (ii) delivery of shares of Common Stock underlying RSUs is accelerated; and (iii) Option exercisability is accelerated and Options remain exercisable for their full term. In addition, any transfer restrictions on the underlying shares of Common Stock and on all Base Shares and shares from Option exercises are removed.

In the case of an Extended Absence (as defined below), all unvested Discount RSUs vest and shares of Common Stock underlying RSUs deliver on schedule, and Options become exercisable on schedule and remain exercisable for their full term provided the NEO does not become associated with a Competitive Enterprise.

A termination in which an NEO resigns from employment to accept a position that is deemed Conflicted Employment (as defined in clause (a) of that definition below) will result in accelerated vesting of any unvested Discount RSUs. In the case of a termination described in either clause (a) or (b) of that definition, the NEO will receive, at our sole discretion, (i) with respect to RSUs, either a cash payment or an accelerated delivery of the shares of Common Stock underlying such RSUs; (ii) with respect to Options, either a cash payment (in respect of cancellation of such Options) equal to the fair market value of the shares underlying the vested Options over the exercise price of such Options, acceleration of the exercisability of such Options and removal of all transfer restrictions on the underlying shares of Common Stock, or permission for the participant to transfer such vested Options to a third party for value; and (iii) removal of all transfer restrictions on Base Shares and shares from Option exercises.

(d)	In the event of a termination due to Downsizing (as defined below), unvested Discount RSUs are subject to prorated vesting, shares of Common Stock underlying RSUs deliver on schedule, and Options become exercisable on schedule and remain exercisable for their full term. The NEO must execute a general waiver and release of claims and an agreement to pay any associated tax liability.

(e)	All PMDs who retire from the firm are eligible to receive Retiree Healthcare and Dental Program coverage for themselves and eligible dependents through the firm at up to a 75% subsidy. All of our NEOs are eligible for a 75% subsidy. The values shown in the table reflect the present value of the cost to us of the 75% subsidy, and were determined using the following assumptions: a 6.75% discount rate; mortality estimates based on the RP-2000 white collar fully generational mortality table, with adjustments to reflect continued improvements in mortality; estimates of future increases in healthcare costs of 8% for medical, 10.7% for pharmacy (ultimate medical and pharmacy inflation of 5%), and 5.25% for dental; and assumptions for subsequent eligibility for alternative coverage, which would limit or eliminate coverage under our program (35% primary, 35% secondary and 30% no coverage).

As PMDs, our NEOs generally are subject to a policy of 90 days’ notice of termination of employment. We may require (or we may waive the requirement) that a NEO be inactive (i.e., on “garden leave”) during the notice period.

SIP Defined Terms

For purposes of our RSUs and Options, the above-referenced terms are defined in the applicable award agreements or our SIP as follows:

“Cause” means a participant in our SIP (a) is convicted in a criminal proceeding on certain misdemeanor charges, on a felony charge, or on an equivalent charge, (b) engages in employment disqualification conduct under applicable law, (c) willfully fails to perform his or her duties to Goldman Sachs, (d) violates any securities or commodities laws, rules or regulations or the rules and regulations of any relevant exchange or association of which we are a member, (e) violates any of our policies concerning hedging or pledging or confidential or proprietary information, or materially violates any other of our policies, (f) impairs, impugns, denigrates, disparages or negatively reflects upon our name, reputation or business interests or (g) engages in conduct detrimental to us.

“Change in Control” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination either:

•

at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction (or by shares into which the securities of Goldman Sachs are converted in the transaction); or

•

at least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were, at the time of our Board’s approval of the execution of the initial agreement providing for the transaction, directors of Goldman Sachs on the date of grant of the RSUs and Options (including directors whose election or nomination was approved by two-thirds of the incumbent directors).

“Competitive Enterprise” means a business enterprise that (a) engages in any activity, (b) owns or controls a significant interest in or (c) is owned by, or a significant interest in which is owned or controlled by, any entity that engages in any activity, that, in any case, competes anywhere with any activity in which we are engaged.

“Conflicted Employment” occurs where (a) a participant resigns solely to accept employment at any U.S. federal, state or local government, any non-U.S. government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any other employer determined by our Compensation Committee, and as a result of such employment the participant’s continued holding of our equity awards would result in an actual or perceived conflict of interest, or (b) a participant terminates employment and then notifies us that he/she has accepted or intends to accept Conflicted Employment.

Whether employment is terminated by reason of “Downsizing” is determined solely by us.

“Extended Absence” is defined as the participant’s inability to perform for six continuous months, due to illness, injury or pregnancy-related complications, substantially all the essential duties of the participant’s occupation, as determined by our Compensation Committee.

“Solicitation” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

“Violation” includes any of the following:

•	Soliciting our clients or prospective clients to transact business with one of our competitors or to refrain from doing business with us, or interfering with any of our client relationships;

•	Failing to perform obligations under any agreement with us;

•	Bringing an action that results in a determination that the terms or conditions for the exercise of Options or the delivery of shares of Common Stock underlying RSUs are invalid;

•	Attempting to have a dispute under our SIP or the applicable award agreement resolved in a manner other than as provided for in our SIP or the applicable award agreement;

•	Any event constituting Cause;

•	Failing to certify compliance to us or otherwise failing to comply with the terms of our SIP or the applicable award agreement;

•

Hiring of any of our employees by a competitor, including hiring any of our employees that the participant worked with while employed by us or who, at any time during the year immediately preceding the participant’s termination of employment with us, worked in the same division as the participant or who is a Managing Director (Selected Firm Personnel) by a competitor of ours that the participant controls or otherwise forms or is a partner or has similar status, or that bears the participant’s name, or where the participant will have responsibility over such Selected Firm Personnel (Controlled Competitor), or hiring or identifying for potential hiring (or participating in any such activity) Selected Firm Personnel whether on behalf of the participant, a competitor of ours or any other person; or

•	Soliciting any of our employees by a competitor, or entering into a partnership or other similar arrangement with Selected Firm Personnel by a Controlled Competitor.

Non-Employee Director Compensation

For fiscal 2008, Non-Employee Director compensation consisted of:

•

a $75,000 annual retainer awarded on December 17, 2008 as 953 fully vested RSUs to each of our Non-Employee Directors, other than Mr. Mittal, who received a prorated retainer of $37,500 as 477 fully vested RSUs, and Mr. Liddy, a retired director who received a prorated cash retainer of $62,500;

•

a $25,000 committee chair fee awarded on December 17, 2008 as 318 fully vested RSUs to each of our committee Chairs, other than Mr. Friedman, who received a prorated committee chair fee of $4,175 as 53 fully vested RSUs, and Mr. Liddy, a retired director who received a prorated cash committee chair fee of $20,833; and

•	the following annual grants awarded on December 17, 2008:

—	2,900 fully vested RSUs for each of Messrs. Dahlbäck, Friedman and George, Ms. Juliber and Dr. Simmons;

—	1,450 fully vested RSUs and 5,800 fully vested Options for Messrs. Bryan and Johnson;

—	11,600 fully vested Options for Mr. Gupta;

—	a prorated grant of 1,450 fully vested RSUs for Mr. Mittal; and

—	$190,385 in cash in lieu of a prorated annual equity grant for Mr. Liddy, a retired director.

Non-Employee Directors (other than Mr. Mittal, who joined during the year) elected whether to receive the annual grants in RSUs, Options, or a combination of RSUs and Options.

Non-Employee Directors receive no compensation other than for services as a director. Employee directors receive no director compensation.

The following table sets forth the fiscal 2008 compensation for our Non-Employee Directors.

Name	Fees Earned or Paid in Cash	Stock Awards (a)	Option Awards (b)	All Other Compensation (c)	Total
John H. Bryan	—	$214,360	$114,231	$10,000	$338,591
Claes Dahlbäck	—	$303,539	—	—	$303,539
Stephen Friedman*	—	$307,715	—	—	$307,715
William W. George	—	$303,539	—	—	$303,539
Rajat K. Gupta	—	$75,077	$228,462	—	$303,539
James A. Johnson	—	$214,360	$114,231	$20,000	$348,591
Lois D. Juliber	—	$303,539	—	$20,000	$323,539
Edward M. Liddy**	$273,718	—	—	—	$273,718
Lakshmi N. Mittal***	—	$151,809	—	—	$151,809
Ruth J. Simmons	—	$303,539	—	$20,000	$323,539

*	Mr. Friedman became Chair of our Audit Committee in early October 2008, and his committee chair fee is prorated according to the number of months during which he served as Chair in fiscal 2008.

**	Mr. Liddy resigned as director and Chair of our Audit Committee in September 2008 and received compensation prorated according to the number of months during which he served as director and Chair in fiscal 2008. Because he was no longer on the Board, our Board determined to pay his prorated compensation in cash rather than equity as has been our practice.

***	Mr. Mittal became a director in June 2008 and received compensation prorated according to the number of months during which he served as director in fiscal 2008.

(a)	This column represents the dollar amount we recognized for financial statement reporting purposes with respect to fiscal 2008 for RSUs granted for fiscal 2008 in accordance with SFAS No. 123R. For financial statement reporting purposes, RSUs are valued based on the closing price of the underlying shares on the date of grant.

The number of fully vested RSUs awarded for the Non-Employee Director $75,000 annual retainer and, if applicable, $25,000 committee chair fee was determined by dividing the dollar amount of such award by $78.78, the closing price-per-share of Common Stock on the NYSE on December 17, 2008. RSUs granted to Non-Employee Directors are fully vested and provide for delivery of the underlying shares of Common Stock on the last business day of May in the year following the year of the Non-Employee Director’s retirement from our Board.

(b)	This column represents the dollar amount we recognized for financial statement reporting purposes with respect to fiscal 2008 for Options granted for fiscal 2008 in accordance with SFAS No. 123R. For fiscal 2008, Messrs. Bryan, Gupta and Johnson received grants of Options on December 17, 2008 with an exercise price of $78.78, the closing price-per-share of Common Stock on the NYSE on that date. The amounts shown in this column are based on the grant date fair value of $19.695. Fair value was estimated as of the grant date based on a Black-Scholes option pricing model, which incorporates a liquidity discount on the value of the Common Stock underlying the award. The primary inputs to the option valuation model were: 40% expected volatility; 2.5% risk-free interest rate; 2.1% dividend yield; 7.5 year expected life; and the discounted value of Common Stock underlying the award. One-third of the Options generally become exercisable in each of January 2010, January 2011 and January 2012, provided that all of the Options become exercisable on the date the Non-Employee Director ceases to be a member of our Board. For so long as the Non-Employee Director remains a member of our Board, the underlying Common Stock cannot be transferred before January 2014. For purposes of computing the Option value under Black-Scholes, the value of the underlying Common Stock reflects an 18% liquidity discount as a result of this transfer restriction. The liquidity discount was based on the predetermined written liquidity discount policies used in the preparation of our financial statements. The values of Options given in this table are hypothetical and have been provided solely to comply with the SEC’s disclosure rules. The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of Common Stock on the date that the Option is exercised.

(c)	These values reflect the amounts being donated to charities on behalf of Non-Employee Directors in connection with requests by such directors as of March 9, 2009 under the Goldman Sachs employee matching gift program for 2008. Our Non-Employee Directors are permitted to participate in our employee matching gift program on the same terms as our non-PMD employees. Under the program for 2008, we matched gifts of up to $20,000 in the aggregate per participating individual.

The following table sets forth outstanding equity awards (all of which are fully vested) held by each Non-Employee Director as of December 17, 2008, including RSUs and Options granted for fiscal 2008 on December 17, 2008.

Name	Number of RSUs Outstanding	Number of Options Outstanding
John H. Bryan	22,703	34,100
Claes Dahlbäck	18,569	11,624
Stephen Friedman	12,916	0
William W. George	19,695	10,205
Rajat K. Gupta	4,479	11,600
James A. Johnson	18,585	50,400
Lois D. Juliber	16,534	0
Edward M. Liddy*	18,244	0
Lakshmi N. Mittal	1,927	0
Ruth J. Simmons	26,899	8,000

*	Mr. Liddy resigned as director in September 2008. The shares of Common Stock underlying his RSUs will be delivered on the last business day of May 2009.

Our Board, upon the recommendation of our Corporate Governance and Nominating Committee, has a policy on stock ownership that requires each Non-Employee Director to beneficially own at least 5,000 shares of Common Stock or fully vested RSUs within two years of becoming a director. All of our Non-Employee Directors are in compliance with this policy. For beneficial ownership information, including Common Stock ownership, see the Beneficial Ownership of Directors and Executive Officers table below.

Certain Relationships and Related Transactions

Certain of our directors and executive officers have brokerage accounts at our broker-dealer affiliates. Transactions in such accounts are offered on substantially the same terms as those offered to other similarly-situated clients who are neither directors nor employees.

We have established private investment funds (Employee Funds) to permit our employees to participate in our merchant banking, venture capital and other similar activities by investing in or alongside funds that we manage or sponsor for non-employee investors. Many of our employees, their spouses, related charitable foundations or entities owned or controlled by the employees have invested in these funds. In some cases, we have limited participation to our PMDs, including our executive officers. These funds generally do not require our PMDs or other employees to pay management fees and do not deduct overrides from fund distributions. Certain of the Employee Funds provide investors with an interest in the “overrides” we receive for managing the funds for non-employee investors (overrides). With respect to some of the Employee Funds that were offered in fiscal 2000, we continued to provide leverage in fiscal 2008 to our executive officers, their spouses, related foundations and entities owned or controlled by them as a result of having invested in securities with a fixed return issued by these funds. For such persons, the leverage was limited to the amount of their equity investments, with an aggregate limit of $500,000 for all funds. In addition, certain of our directors and executive officers from time to time may invest their personal funds in other funds that we have established and that we manage or sponsor, which investments are made on substantially the same terms and conditions as other similarly-situated investors in these funds who are neither directors nor employees.

Distributions from Employee Funds in fiscal 2008 (other than for Employee Funds where distributions did not exceed $120,000) made to our fiscal 2008 executive officers (or persons or entities affiliated with them), consisting of profits and other income and return of capital (excluding overrides in Employee Funds available only to PMDs), were approximately, in the aggregate, as follows: Mr. Blankfein — $9.6 million; Mr. Cohn — $6.3 million; Mr. Winkelried — $3.2 million; Mr. Viniar — $5.1 million; Mr. Evans — $3.1 million; Michael S. Sherwood (Vice Chairman) — $1.4 million; John S. Weinberg (Vice Chairman) — $1.8 million; Gregory K. Palm (General Counsel) — $9.2 million; Esta E. Stecher (General Counsel) — $1.0 million; and Kevin W. Kennedy (former head of our HCM Division) — $1.6 million. Distributions of overrides in Employee Funds available only to PMDs in fiscal 2008 made to our fiscal 2008 executive officers (or persons or entities affiliated with them) were approximately, in the aggregate, as follows: Mr. Blankfein — $1.7 million; Mr. Cohn — $1.1 million; Mr. Winkelried — $437,000; Mr. Viniar — $874,000; Mr. Evans — $437,000; Mr. Weinberg — $437,000; Mr. Palm — $1.7 million; Ms. Stecher — $350,000; and Mr. Kennedy — $218,000.

Affiliates of Goldman Sachs generally bear overhead and administrative expenses for, and may provide certain other services free of charge to, Employee Funds.

In 2008, we purchased interests in certain Employee Funds (and assumed the rights and obligations as limited partners or members of the funds) from the following executive officers: Mr. Palm (and an affiliated entity) for an aggregate purchase price of $38.3 million and Mr. Winkelried (and an affiliated entity and his spouse) for an aggregate purchase price of $19.7 million. Employee Funds that were launched in 2008 were purchased at an amount equal to the capital contributions made by the executive officer to the relevant fund. For other Employee Funds, the purchase price was, in the case of hedge funds, based on the estimated net asset value of the funds’ investment portfolio and, in the case of private investment funds, at a discount to the estimated net asset value of the relevant fund.

Mr. Dahlbäck is an advisor of, and has a direct or indirect interest, including an economic interest, in, certain funds in which funds managed by Goldman Sachs have invested. Mr. Dahlbäck serves as Chairman or member of the investment committees of certain funds managed by EQT, a private equity firm, and receives less than 1% of the total profits of each such fund in connection with his role. Mr. Dahlbäck also has a direct or indirect interest in each of these EQT funds, amounting to less than

1% of each such fund. Certain funds managed by one of our subsidiaries have an aggregate €18.7 million investment in one such EQT fund (which fund has total committed capital of approximately €2.5 billion) and an aggregate €30.0 million investment in another such EQT fund (which fund has total committed capital of approximately €4.3 billion). In connection with these investments, in fiscal 2008, the Goldman Sachs-managed funds made aggregate capital contributions of approximately €6.4 million, which included approximately €660,000 of management fees, to the EQT funds.

Mr. Mittal is the Chairman and Chief Executive Officer of ArcelorMittal and beneficially owns (directly and through family members) approximately 43% of the outstanding common shares of ArcelorMittal. We and our affiliates provide ordinary course financial advisory, lending, investment banking, trading and other financial services to ArcelorMittal and its affiliates, which are negotiated on an arm’s-length basis and contain customary terms and conditions, including as described below. Since December 2006, Goldman Sachs has participated in an approximately €17 billion ArcelorMittal credit facility, agreeing to lend up to € 500 million. During fiscal 2008, the largest loan outstanding by Goldman Sachs was approximately €135 million, and ArcelorMittal paid interest to Goldman Sachs totaling approximately €12.6 million at an average rate of Euribor/Libor + 33.07 basis points. Goldman Sachs’ current loan outstanding under the facility is approximately €43.4 million at a current interest rate of Euribor/Libor + 31.66 basis points. In May 2008, Goldman Sachs acted as a joint book-runner in connection with a $3 billion bond offering by ArcelorMittal. Since May 2008, Goldman Sachs has participated in an approximately $4 billion ArcelorMittal credit facility, agreeing to lend up to $166.75 million at an interest rate of Euribor/Libor + 57.5 basis points and up to $83.25 million at an interest rate of Euribor/Libor + 47.5 basis points. Goldman Sachs has not made a loan under this facility to date. In 2008, Goldman Sachs advised ArcelorMittal on its approximately $1.66 billion tender offer for the outstanding shares of ArcelorMittal Inox Brasil S.A.

A sibling of Mr. Winkelried, Ms. Stecher’s son and Mr. Viniar’s stepdaughter, each of whom were non-executive employees of the firm during fiscal 2008, received compensation for fiscal 2008 of approximately $450,000, $124,000 and $150,000, respectively, part of which, in the case of Mr. Winkelried’s sibling, was paid in the form of equity-based compensation. These amounts were determined in accordance with our standard compensation practices applicable to similarly-situated employees.

See footnote (b) under Beneficial Owners of More Than Five Percent for information on transactions between Goldman Sachs and Berkshire Hathaway Inc.

Our Board has a written related person transactions policy (Related Person Transactions Policy), pursuant to which transactions between us and any Non-Employee Director or executive officer, an immediate family member of a Non-Employee Director or executive officer, or a known 5% stockholder, in each case involving more than $120,000, is submitted to our Corporate Governance and Nominating Committee (or, in some circumstances, to the Committee Chair) for approval. Certain transactions including compensation, ordinary course brokerage and other services and certain other ordinary course non-preferential transactions do not require specific approval or re-approval under the policy (although reporting of these transactions to the Committee is required). In determining whether to approve a related person transaction, the Committee and the Committee Chair will consider:

•	whether the transaction is fair and reasonable to us and on substantially the same terms as would apply if the other party were not a related person;

•	the business reasons for the transaction;

•	whether the transaction would impair the independence of a Non-Employee Director;

•

whether the transaction presents a conflict of interest, taking into account the size of the transaction, the financial position of the Non-Employee Director or executive officer, the nature of the Non-Employee Director’s or executive officer’s interest in the transaction and the ongoing nature of the transaction;

•	any disclosure or reputational issues; and

•	whether the transaction is material, taking into account the significance of the transaction to our investors in light of all the circumstances.

Executive Compensation Litigation

The following description is as of March 24, 2009:

On March 16, 2007, Goldman Sachs, our Board, and certain employees who were then our executive officers or members of our management committee were named as defendants in a purported shareholder derivative action in the U.S. District Court for the Eastern District of New York challenging the sufficiency of our firm’s February 21, 2007 Proxy Statement (2007 Proxy Statement) and the compensation of certain employees. The complaint generally alleges that the 2007 Proxy Statement undervalues Option awards disclosed therein, that the recipients received excessive awards because the proper methodology was not followed, and that our firm’s senior management received excessive compensation, constituting corporate waste. The complaint seeks, among other things, an injunction against the 2007 Annual Meeting of Shareholders, the voiding of any election of directors in the absence of an injunction and an equitable accounting for the allegedly excessive compensation. On July 20, 2007, defendants moved to dismiss the complaint, the motion was granted by an order dated December 18, 2008 and plaintiff appealed on January 13, 2009.

On January 17, 2008, Goldman Sachs, our Board, and certain employees who were then our executive officers or members of our management committee were named as defendants in a related purported shareholder derivative action brought by the same plaintiff in the same court predicting that the firm’s March 7, 2008 Proxy Statement (2008 Proxy Statement) would violate the federal securities laws by undervaluing certain Option awards and alleging that senior management received excessive compensation for 2007. The complaint alleged, among other things, that Goldman Sachs’ use of a discount to reflect restrictions on the stock underlying the Option awards was improper. On January 25, 2008, the plaintiff moved for a preliminary injunction to prevent the 2008 Proxy Statement from using Option valuations that the plaintiff alleges are incorrect and to require the amendment of SEC Form 4s (Statement of Changes of Beneficial Ownership of Securities) filed by certain of the executive officers named in the complaint to reflect the Option valuations alleged by the plaintiff. The plaintiff’s motion for a preliminary injunction was denied by order dated February 14, 2008. The plaintiff appealed and twice moved to expedite the appeal, with the motions being denied by orders dated February 29, 2008 and April 3, 2008. On February 23, 2009, the appeals court entered an order dismissing the appeal as moot.

On February 13, 2009, the plaintiff filed an amended complaint naming the same defendants as the original complaint and purporting to assert direct, as well as derivative claims, based on similar allegations to the original complaint, including with respect to the alleged undervaluation of certain Option awards. The amended complaint also asserted that this Proxy Statement, which had not yet been issued, would contain the same alleged misrepresentations as the 2007 and 2008 Proxy Statements, although the amended complaint asserted no claims based on this Proxy Statement. A copy of the complaint is available at http://www.gs.com/litigation/amended-complaint.pdf.

On March 24, 2009, the same plaintiff filed a purported shareholder derivative action in New York Supreme Court, New York County naming as defendants Goldman Sachs, certain current and former members of our Board, our executive officers and members of our management committee. The complaint purports to assert direct and derivative common law claims under Delaware state law based on similar allegations to the previous complaints, including with respect to the alleged undervaluation of certain Option awards. Among other relief, the complaint seeks to rescind all Options granted by the firm since December 1, 2005. A copy of the complaint is available at http://www.gs.com/litigation/complaint.pdf.

Report of our Audit Committee

The Audit Committee is comprised of eight of Goldman Sachs’ Non-Employee Directors and operates pursuant to a written charter that was amended and restated in January 2009 and is available on the Goldman Sachs website at http://www.gs.com/shareholders/corporate-governance/. During fiscal 2008, the Committee held twelve meetings, including five executive sessions and five private sessions with each of management, the independent auditors and the Director of Internal Audit. The Chair of the Committee (Mr. Friedman since October 3, 2008 and Mr. Liddy prior to that) also met frequently with one or more of the following: the CFO, the General Counsels, the Director of Internal Audit, the Controller and the Global Head of Compliance. The Committee’s primary purposes are to:

•	assist the Board in its oversight of:

°	the integrity of Goldman Sachs’ financial statements;

°	Goldman Sachs’ management of market, credit, liquidity and other financial and operational risks;

°	Goldman Sachs’ compliance with legal and regulatory requirements;

°	Goldman Sachs’ independent auditors’ qualifications, independence and performance;

°	the performance of Goldman Sachs’ internal audit function; and

°	Goldman Sachs’ internal control over financial reporting;

•

decide whether to appoint, retain or terminate Goldman Sachs’ independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and

•	prepare this Report.

The Committee also reviews and monitors the adequacy of structures, policies and procedures that have been developed to assure the integrity of research by Goldman Sachs’ investment research professionals.

The Board has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Goldman Sachs’ financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of Goldman Sachs’ financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent auditors have free access to the Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on

Auditing Standards No. 61, Communication with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the audit committee concerning independence and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors are specifically pre-approved by the Committee or a member thereof.

During fiscal 2008, the Committee performed all of its duties and responsibilities under the Audit Committee’s charter. In addition, based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Goldman Sachs for fiscal 2008 be included in the 2008 Annual Report on Form 10-K.

Audit Committee:

Stephen Friedman, Chair

John H. Bryan

Claes Dahlbäck

William W. George

Rajat K. Gupta

James A. Johnson

Lois D. Juliber

Lakshmi N. Mittal

Report of our Compensation Committee

The Compensation Committee is comprised of all of Goldman Sachs’ Non-Employee Directors and operates pursuant to a written charter that was amended and restated in January 2009, and is available on the Goldman Sachs website at http://www.gs.com/shareholders/corporate-governance/. During fiscal 2008, the Committee met eight times. In addition, Mr. Johnson, the Chair of the Committee, met frequently with one or more of the chairs of Goldman Sachs’ internal compensation policy committee. The Committee’s primary purposes are to:

•	determine and approve the compensation of the CEO and other executive officers;

•	make recommendations to the Board with respect to Goldman Sachs’ incentive compensation and equity-based plans that are subject to the approval of the Board;

•

assist the Board in its oversight of the development, implementation and effectiveness of Goldman Sachs’ policies and strategies relating to Goldman Sachs’ human capital management function, including, but not limited to, those policies and strategies regarding recruiting, retention, career development and progression, management succession (other than that within the purview of the Corporate Governance and Nominating Committee), diversity and employment practices; and

•	prepare this Report.

The Board determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Committee is “independent” within the meaning of the rules of the NYSE. As required by the Compensation Committee’s charter, no member of the Committee receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

Pursuant to the Committee’s Consultant Policy, Semler Brossy Consulting Group LLC (Semler Brossy), an independent compensation consultant, was retained by the Committee to provide services solely to the Committee and not to the firm.

In connection with the firm’s participation in the U.S. Treasury’s CPP and as required by the applicable U.S. Treasury regulations, the Committee certifies that it has reviewed with the firm’s senior risk officer the incentive compensation arrangements applicable to senior executive officers and has made reasonable efforts to ensure that these arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the firm. Semler Brossy participated in the Committee review process. The Committee also recommended to the Board, and the Board approved, amendments to the Committee’s charter to provide that the Committee shall be responsible for assessing the firm’s compliance with the compensation-related requirements imposed under the CPP and for taking any actions required of the Committee under the applicable U.S. Treasury regulations, including meeting annually with the firm’s senior risk officer to discuss and review the relationship between the firm’s risk management policies and practices and its executive compensation arrangements.

During fiscal 2008, the Committee performed all of its duties and responsibilities under the Compensation Committee’s charter, including review of the Compensation Discussion and Analysis (CD&A), as prepared by management of Goldman Sachs, and discussion of the CD&A with management of Goldman Sachs. Semler Brossy also reviewed the CD&A. Based on the Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee:

James A. Johnson, Chair

John H. Bryan

Claes Dahlbäck

Stephen Friedman

William W. George

Rajat K. Gupta

Lois D. Juliber

Lakshmi N. Mittal

Ruth J. Simmons

Report of our Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of all of Goldman Sachs’ Non-Employee Directors and operates pursuant to a written charter that was amended and restated in January 2007, and is available on the Goldman Sachs website at http://www.gs.com/shareholders/corporate-governance/. During fiscal 2008, the Committee met six times. In addition, Mr. Bryan, the Chair of the Committee, met frequently with one or more of the Secretary to the Board and General Counsels. The Committee’s primary purposes are to:

•

recommend individuals to the Board for nomination, election or appointment as members of the Board and its committees, consistent with the criteria set forth in Goldman Sachs’ Corporate Governance Guidelines;

•	oversee the evaluation of the performance of the Board and the CEO;

•	review and concur in the succession plans for the CEO and other members of senior management;

•

take a leadership role in shaping the corporate governance of Goldman Sachs, including developing, recommending to the Board and reviewing on an ongoing basis the corporate governance principles and practices that apply to Goldman Sachs; and

•	review periodically the form and amounts of director compensation and make recommendations to the Board with respect thereto.

The Committee recommended to the Board, and the Board determined, that each of the Non-Employee Directors is “independent” within the meaning of the rules of the NYSE and, in the case of Audit Committee members, the rules of both the NYSE and the SEC. In addition, the Committee recommended to the Board, and the Board determined, that none of the members of the Committee or the Compensation Committee received, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

The Committee continually considers corporate governance trends and best practices. In January 2009, the Board, at the recommendation of the Committee, determined not to renew Goldman Sachs’ shareholder rights plan, which was put in place in connection with the firm’s initial public offering in 1999 and will expire on April 5, 2009, its scheduled expiration date.

The Committee conducted an evaluation of its own performance as well as the performance of both the Board and the CEO during fiscal 2008, as is required annually by the Committee’s charter. In connection with its evaluation of the CEO, the Committee also reviewed both the long-term and emergency succession plans for the CEO. For a description of our executive succession program, see Executive Succession Planning.

The Committee also reviewed the form and amount of Non-Employee Director compensation in fiscal 2008 and made a recommendation to the Board to make no change to the dollar amount of the annual retainer or the committee chair fee or the number of RSUs or Options constituting the annual grant. The Committee, however, did make a recommendation that the $75,000 annual retainer be paid in RSUs with no cash option, which recommendation was accepted by the Board.

As required by our Corporate Governance Guidelines, Mr. Bryan tendered his proposed resignation to the Chairman of the Board upon attaining the age of 72. The Committee (with Mr. Bryan recusing himself) reviewed Mr. Bryan’s continuation on the Board and, in light of his many valuable contributions, recommended that he continue to serve, which recommendation was accepted by the Board.

As part of its ongoing consideration of potential candidates for membership on the Board, the Committee became aware that Messrs. Mittal and Schiro might be potential candidates. After due consideration of their qualifications, including their extensive business experience, the Committee recommended to the Board, and the Board approved, in June 2008, Mr. Mittal’s election to the Board and, in March 2009, Mr. Schiro’s nomination for election to the Board by shareholders at the Annual Meeting. The Committee recommended that the Board determine, and the Board did determine, that each of Mr. Mittal and Mr. Schiro is “independent” within the meaning of NYSE rules and under the SEC’s audit committee independence standards.

The Committee has retained a professional search firm to identify director candidates. The search firm provides the Committee, for its review and consideration, with lists of potential candidates with background information. After consulting with the Committee, the firm may further screen and interview candidates as directed by the Committee to determine their qualifications and any potential conflicts of interest.

During fiscal 2008, the Committee performed all of its duties and responsibilities under the Corporate Governance and Nominating Committee’s charter.

Corporate Governance and Nominating Committee:

John H. Bryan, Chair

Claes Dahlbäck

Stephen Friedman

William W. George

Rajat K. Gupta

James A. Johnson

Lois D. Juliber

Lakshmi N. Mittal

Ruth J. Simmons

Beneficial Ownership of Directors and Executive Officers

The following table contains certain information, as of March 9, 2009, regarding beneficial ownership of Common Stock by each director or director nominee and each NEO as well as by all such directors, director nominees, NEOs and other executive officers as a group as of such date.

Number of Shares of Common Stock Beneficially Owned (a)(b)
Lloyd C. Blankfein (c)	3,354,836
Gary D. Cohn (c)	1,993,211
Jon Winkelried (c)	2,785,445
David A. Viniar (c)	1,893,037
J. Michael Evans (c)	1,615,920
John H. Bryan	59,856
Claes Dahlbäck	30,193
Stephen Friedman	111,516
William W. George	62,300
Rajat K. Gupta	18,079
James A. Johnson	68,985
Lois D. Juliber	16,534
Lakshmi N. Mittal	6,927
James J. Schiro	1,000
Ruth J. Simmons	34,899
All directors, director nominees, NEOs and other executive officers as a group (20 persons) (d)(e)	17,260,565

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended (Exchange Act), pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested RSUs and vested Options, we have also included in this table shares of Common Stock underlying vested RSUs and vested Options. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying vested RSUs and vested Options) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

The shares of Common Stock underlying vested RSUs included in the table are as follows:

Mr. Blankfein	190,451
Mr. Cohn	187,318
Mr. Winkelried	187,318
Mr. Viniar	151,524
Mr. Evans	13,844
Mr. Bryan	22,703
Mr. Dahlbäck	18,569
Mr. Friedman	12,916
Mr. George	19,695
Mr. Gupta	4,479
Mr. Johnson	18,585
Ms. Juliber	16,534
Mr. Mittal	1,927
Dr. Simmons	26,899
All directors, director nominees, NEOs and other executive officers as a group (20 persons)	1,216,866

The shares of Common Stock underlying vested Options included in the table are as follows:

Mr. Blankfein	1,159,231
Mr. Cohn	1,145,659
Mr. Winkelried	1,134,356
Mr. Viniar	776,825
Mr. Evans	817,123
Mr. Bryan	34,100
Mr. Dahlbäck	11,624
Mr. George	10,205
Mr. Gupta	11,600
Mr. Johnson	50,400
Dr. Simmons	8,000
All directors, director nominees, NEOs and other executive officers as a group (20 persons)	7,515,612

(b)	Except as discussed in footnotes (c) and (d) below, all of our directors, director nominees, NEOs and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, director nominee, NEO or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock as of March 9, 2009. The group consisting of all directors, director nominees, NEOs and other executive officers as of March 9, 2009 beneficially owned approximately 3.7% of the outstanding shares of Common Stock (1.9% not including vested RSUs and vested Options) as of such date.

(c)	Excludes any shares of Common Stock subject to our Shareholders’ Agreement that are owned by other parties to our Shareholders’ Agreement. As of March 9, 2009, each of our NEOs was a party to our Shareholders’ Agreement and each of Messrs. Blankfein, Cohn and Winkelried was a member of our Shareholders’ Committee; however, each such NEO disclaims beneficial ownership of the shares of Common Stock subject to our Shareholders’ Agreement, other than those specified above for each such person individually. Effective March 31, 2009, Mr. Viniar replaced Mr. Winkelried on our Shareholders’ Committee. See Voting Instructions and Information — How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans? for a discussion of our Shareholders’ Agreement.

In the case of Mr. Evans, includes 160,057 shares of restricted stock. Of these shares, 71,363 generally will become transferable in January 2010 and 88,694 generally will become transferable in January 2011.

Includes shares of Common Stock beneficially owned by certain estate planning vehicles of our NEOs, as follows:

Mr. Cohn	141,165
Mr. Winkelried	647,860
Mr. Viniar	123,186

Includes shares of Common Stock beneficially owned by certain trusts, the sole beneficiaries of which are immediate family members of our NEOs, as follows:

Mr. Blankfein	309,852
Mr. Cohn	4,732
Mr. Viniar	4,000

Each NEO disclaims beneficial ownership of these shares.

Includes shares of Common Stock beneficially owned by the private charitable foundations of which certain of our NEOs are trustees, as follows:

Mr. Blankfein	9,319
Mr. Cohn	29,500
Mr. Winkelried	26,707
Mr. Viniar	42,600

Each NEO disclaims beneficial ownership of these shares.

(d)	Each current executive officer (including NEOs) is a party to our Shareholders’ Agreement and disclaims beneficial ownership of the shares of Common Stock subject to our Shareholders’ Agreement that are owned by other parties to our Shareholders’ Agreement.

Includes an aggregate of 994,117 shares of Common Stock beneficially owned by the estate planning vehicles of certain of our executive officers (including NEOs).

Includes an aggregate of 335,371 shares of Common Stock beneficially owned by certain trusts, the sole beneficiaries of which are immediate family members of our executive officers (including NEOs). Each such executive officer disclaims beneficial ownership of these shares.

Includes an aggregate of 230,807 shares of Common Stock beneficially owned by the private charitable foundations of which certain of our executive officers (including NEOs) are trustees. Each such executive officer disclaims beneficial ownership of these shares.

(e)	One of our executive officers who is not an NEO has pledged 500,000 shares of Common Stock to a bank as collateral for loans.

Our Shareholders’ Agreement requires that each covered person (or, in certain cases, estate planning entities established by such persons) remain the sole beneficial owner of no fewer than 25% of the shares he or she has received under our SIP since becoming a covered person (not including any shares received in connection with our initial public offering and less allowances for the payment of any option exercise price and taxes). Our Shareholders’ Committee can waive, and has waived (other than for our Senior Executives), these retention requirements from time to time in particular situations.

Each of our Senior Executives (or, in certain cases, estate planning entities established by such persons) is required by our Shareholders’ Agreement, for so long as he holds such position, to retain sole beneficial ownership of a number of shares of Common Stock equal to at least 75% of the shares he has received under our SIP since becoming a Senior Executive (not including any shares received in connection with Goldman Sachs’ initial public offering and less allowances for the payment of any option exercise price and taxes). All of our Senior Executives are in compliance with this requirement.

Messrs. Blankfein, Cohn, Winkelried and Viniar each have agreed that, with certain exceptions, until the earlier of October 1, 2011 and the date of redemption of all of our Series G Preferred Stock, whether or not he continues to be employed by us, (i) he will continue to satisfy the 75% retention requirement set forth in our Shareholders’ Agreement; and (ii) he, his spouse and any of their estate planning vehicles will not dispose of more than 10% of the aggregate number of shares of Common Stock that he, his spouse and any such estate planning vehicles beneficially owned on September 28, 2008.

See Compensation Discussion and Analysis — Equity Ownership Requirement and Hedging Policies for a discussion of these equity ownership requirements applicable to our NEOs.

Beneficial Owners of More Than Five Percent

Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act, as of March 9, 2009, the only persons known by us to be beneficial owners of more than 5% of Common Stock were as follows:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Parties to Shareholders’ Agreement c/o The Goldman Sachs Group, Inc. 85 Broad Street New York, New York 10004	35,514,814 (a)	7.5%

Berkshire Hathaway Inc. 1440 Kiewit Plaza Omaha, Nebraska 68131	43,478,260 (b)	8.6%

(a)	Each person who is a party to our Shareholders’ Agreement disclaims beneficial ownership of the shares subject to our Shareholders’ Agreement that are owned by any other party to the agreement. As of March 9, 2009, 22,251,374 of the outstanding shares of Common Stock that were held by parties to our Shareholders’ Agreement were subject to the voting provisions of our Shareholders’ Agreement. For a discussion of our Shareholders’ Agreement, see Voting Instructions and Information — How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?

(b)	This information has been derived from the Schedule 13G filed with the SEC on February 11, 2009 by Warren E. Buffett, Berkshire Hathaway Inc., OBH, Inc., National Indemnity Company, BH Finance, LLC, Blue Chip Stamps, Wesco Financial Corporation, Wesco Holdings Midwest, Inc., Wesco-Financial Insurance Company, GEICO Corporation, Government Employees Insurance Company, GEICO Indemnity Company, GEICO Casualty Company, General Re Corporation, General Reinsurance Corporation, General Star Indemnity Company, General Star National Insurance Company, Genesis Insurance Company and National Reinsurance Corporation (collectively, the Berkshire Group). These shares are deemed to be beneficially owned by the Berkshire Group pursuant to Rule 13d-3(d)(1) under the Exchange Act because the Berkshire Group has the right to acquire, within 60 days, in the aggregate, up to 43,478,260 shares of Common Stock upon the exercise of warrants. We and our affiliates provide ordinary course financial advisory, lending, investment banking and other financial services to Berkshire Hathaway Inc. and its affiliates, and Berkshire Hathaway Inc. and its affiliates are investors from time to time in funds we manage or sponsor. These transactions are negotiated on an arm’s-length basis and contain customary terms and conditions.

Item 2. Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2009 fiscal year. We are submitting the appointment of our independent registered public accounting firm for shareholder ratification at our Annual Meeting.

A representative of PricewaterhouseCoopers LLP is expected to be present at our Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Our organizational documents do not require that our shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are doing so (as we have done in prior years) because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our firm and our shareholders.

Our Audit Committee, or the Committee Chair as designated by the Committee, approves in advance all audit and any non-audit services rendered by PricewaterhouseCoopers LLP to us and our consolidated subsidiaries.

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information about fees paid by us to PricewaterhouseCoopers LLP.

	2008 ($ in millions)	Percent of 2008 Services Approved by Audit Committee	2007 ($ in millions)	Percent of 2007 Services Approved by Audit Committee
Audit fees	$56.0	100%	$49.2	100%
Audit-related fees (a)	$4.1	100%	$3.0	100%
Tax fees (b)	$1.7	100%	$2.3	100%
All other fees	—	—	—	—

(a)	Audit-related fees include attest services not required by statute or regulation and employee benefit plan audits.

(b)	Tax fees include tax return preparation, tax advice relating to transactions, consultation on tax matters, and other tax planning and advice.

PricewaterhouseCoopers LLP also provides audit and tax services to certain merchant banking, asset management and similar funds managed by our subsidiaries. Fees paid to PricewaterhouseCoopers LLP by these funds for these services were $38.1 million in fiscal 2008 and $29.5 million in fiscal 2007.

Directors’ Recommendation

Our Board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2009 fiscal year. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR ratification of the appointment.

Item 3. Advisory Vote to Approve Executive Compensation

This item gives holders of Common Stock the opportunity to vote on the following resolution:

RESOLVED, that the holders of the common stock of The Goldman Sachs Group, Inc. (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related disclosure contained in the Proxy Statement.

As provided under the ARRA, which is applicable to us as a participant in the CPP, the results of this vote will not be binding on our Board, will not overrule any decisions our Board has made and will not create any duty for our Board to take any action in response to the outcome of the vote. Our Compensation Committee will consider the outcome of the vote when considering future compensation arrangements. We recognize that our shareholders have a fundamental interest in Goldman Sachs’ executive compensation practices.

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION.

Our Board is committed to and recognizes the importance of responsible executive compensation practices. As described above under Compensation Discussion and Analysis, our Compensation Committee, at the request of our Senior Executives, determined not to pay bonuses to these executives, including our NEOs, for fiscal 2008. This was done because, in light of the circumstances, it was the right thing to do.

Our Board and our Compensation Committee believe that our commitment to these responsible compensation practices, as evidenced by the determinations made with respect to 2008 compensation to our NEOs, justifies a vote by shareholders FOR the resolution approving the compensation of our NEOs as disclosed in this Proxy Statement.

Our Board unanimously recommends a vote FOR the resolution approving the compensation of our NEOs as disclosed in this Proxy Statement. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the resolution.

Item 4. Shareholder Proposal Regarding Cumulative Voting

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

Mrs. Evelyn Y. Davis, Suite 215, Watergate Office Building, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, record owner of 200 shares of Common Stock, is the proponent of the following shareholder proposal. Mrs. Davis has advised us that she intends to present the proposal and related supporting statement at our Annual Meeting.

RESOLVED: “That the stockholders of Goldman Sachs, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“If you AGREE, please mark your proxy FOR this resolution.”

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Our Board believes that cumulative voting is not in the best interests of Goldman Sachs or our shareholders.

Goldman Sachs, like most other major corporations, provides shareholders with one vote per share for each board seat up for election. In fiscal 2007, Goldman Sachs adopted a by-law providing for majority voting for directors in uncontested elections, whereby a majority of the votes cast for or against the election of a director nominee must be voted for the director nominee in order for that director nominee to be elected. Our Board believes that this approach is most likely to produce a board that will represent the interests of all our shareholders, rather than the interests of any particular group, since each director will have been elected by a majority of the voted shares.

Cumulative voting may allow a minority shareholder or group of shareholders to elect one or more directors, potentially in an effort to advance the minority shareholder’s special interests. For example, for a company like ours with a 12-member board, a shareholder or group of shareholders holding just 8% of our shares would be able to single-handedly elect a director by cumulating votes in favor of that director. A director elected by a particular minority shareholder or group could face a conflict between the fiduciary duty owed to shareholders as a whole and the allegiance the director will likely feel to the particular shareholder or group that elected him or her, particularly if the director has an affiliation with that shareholder or group. This could lead to factionalism and discord within our Board and undermine its ability to work effectively. Under Delaware law, every member of our Board is obligated to represent all shareholders fairly and equally, and our current system of voting for directors encourages each director’s sense of responsibility toward all our shareholders, without special commitments or loyalties to any one shareholder or group of shareholders.

Our Board also believes that cumulative voting, when combined with our current system of majority voting, could raise novel and complicated legal and technical issues for which no precedents or easy solutions exist. Cumulative voting is fundamentally inconsistent with majority voting in that it could lead to a director being elected without the support of a majority of shareholders.

Our Board unanimously recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST the shareholder proposal.

Item 5. Shareholder Proposal Regarding Simple Majority Vote

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, beneficial owner of not less than 25 shares of Common Stock, is the proponent of the following shareholder proposal. Mr. McRitchie has advised that John Chevedden and/or his designee will act on his behalf to present the proposal and related supporting statement at our Annual Meeting.

5 — Adopt Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against related proposals in compliance with applicable laws. This includes each 80% provision in our bylaws and charter.

Statement of James McRitchie

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. Our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes. For example, a Goodyear (GT) management proposal for annual election of each director failed to pass even though 90% of votes cast were yes-votes. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

The Council of Institutional Investors www.cii.org recommends adoption of simple majority voting. This proposal topic won up to 89% support at the following companies in 2008:

Amgen (AMGN)	79%	William Steiner (Sponsor)
Whirlpool (WHR)	79%	Ray T. Chevedden
Lear Corp. (LEA)	88%	John Chevedden
Liz Claiborne (LIZ)	89%	Kenneth Steiner

The merits of this Simple Majority Vote proposal should also be considered in the context of the need to initiate improvements in our company’s corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	The Corporate Library (TCL) www.thecorporatelibrary.com, an independent investment research firm, rated our company:

“D” in governance.
“High Governance Risk Assessment.”
“Very High Concern” in executive pay with:
$72 million for Gary Cohn
$71 million for Jon Winkelried
$70 million for Lloyd Blankfein
$58 million for David Viniar
$49 million for Edward Forst
•	We had a poison pill with a 15%-trigger which could be reinstituted after its April 5, 2009 expiration date.
•	We had 3 inside directors and an inside-related director who also served on our 3 key board committees — Independence concern.
•	Our directors served on boards rated “D” by The Corporate Library:

John Bryan	General Motors (GM)
James Johnson	Target (TGT)
•	These directors also had 6-seats on our 3 key board committees.
•	We had no shareholder right to:

Cumulative voting.
Act by written consent.
Call a special meeting.
An independent Board Chairman.
A Lead Director.

•

Our management should show that it has the leadership initiative to adopt the above Board accountability items instead of leaving it to shareholders to take the initiative in proposing such improvements.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Adopt Simple Majority Vote

Yes on 5

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Our Board believes that adopting a simple majority vote in all cases would not be in the best interests of Goldman Sachs or our shareholders.

A simple majority vote requirement already applies to most matters submitted to a vote of our shareholders. However, as permitted by Delaware law, our certificate of incorporation contains a limited number of shareholder-approved protective provisions. These supermajority voting requirements relate to a few fundamental elements of corporate governance, including requiring approval by 80% of the outstanding shares of Common Stock entitled to vote for amendments to our by-laws, the taking of shareholder action without a meeting, and amendment of certain provisions of our certificate of incorporation. These provisions are commonly included in the corporate charters and by-laws of many publicly traded companies. In general, these provisions are designed to ensure that minority shareholders are protected from coercive tactics by shareholder groups seeking to advance a change in governance, including a change in control, of our firm.

Our supermajority voting provisions ensure that a broad consensus of shareholders agree on significant corporate changes. If the simple majority vote standard were adopted as proposed, and only 50.1% of the shares outstanding are present at a shareholders’ meeting, as little as 25.1% of outstanding voting power could approve corporate changes that may negatively impact the interests of our shareholders. Our Board believes that more meaningful voting requirements are appropriate for issues that have a long-lasting effect on our firm.

We believe that a heightened approval threshold for by-law amendments, which do not separately require Board consent, is particularly important to protect minority shareholders. A dissident group of shareholders should not be permitted to amend our by-laws, which could significantly alter the governance of our firm (for example, by restricting the powers of our Board or a Board committee, by changing quorum and voting provisions and meeting mechanics in a manner that favors the particular shareholder group, by eliminating particular officer positions, etc.), despite the objection of our Board and 49% of the shareholders.

The proposal indicates that the receipt of an 80% vote may be difficult to achieve and could be inconsistent with the initiation of improvements in our corporate governance practices. However, when our Board proposed to eliminate its staggered board structure in 2005, the elimination was approved by more than 80% of our shareholders. Thus, our Board does not view the current supermajority voting provisions as obstacles to improvements in corporate governance practices.

Our Board unanimously recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST the shareholder proposal.

Item 6.	Shareholder Proposal to Amend By-Laws to Provide for a Board Committee on U.S. Economic Security

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

John Harrington, 1001 2nd Street, Suite 325, Napa, California 94559, beneficial owner of shares of Common Stock, worth at least $2,000, is the proponent of the following shareholder proposal. Mr. Harrington has advised us that he or a representative intends to present the proposal and related supporting statement at our Annual Meeting.

RESOLVED:

To amend the corporate bylaws by inserting in Article III of the Bylaws the following new section:

Section 3.3. Board Committee on US Economic Security. There is established a Board Committee on US Economic Security. The Board Committee shall review whether our Company’s policies, beyond those required by law, are shaped to support the US economic security, while meeting the Board’s responsibilities to the shareholders. The Board Committee may issue reports to the Board and the shareholders at reasonable expense and omitting confidential information on the impacts of bank policy on US Economic Security. For purposes of this bylaw, “US Economic Security” impacted by bank policy may include, among other things 1) the long term health of the economy of the US, 2) the economic well-being of US citizens, as reflected in indicators such as levels of employment, wages, consumer installment debt and home ownership, 3) levels of domestic and foreign control, and holdings of securities and debt, of companies incorporated or headquartered in the US and 4) the extent to which our company holds securities of foreign companies or has employees or representatives holding positions on the boards of directors of foreign companies.

The Chairman of the Board of Directors is authorized consistent with these regulations and applicable law, to appoint the members of the Board Committee on US Economic Security. Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company or its authority under the corporate articles of incorporation, bylaws, and applicable law. Notwithstanding the language of this section, the Board Committee on US Economic Security shall not incur any costs to the company except as authorized consistent with these bylaws.

Supporting Statement

Our company has received Federal assistance under the Troubled Asset Relief Program of the US Treasury. In the opinion of the proponents, the financial system’s weaknesses that precipitated this taxpayer effort to stabilize the US financial system was the result of years of irresponsible lending and business practices across the US economy, including speculative derivatives trading and a general lack of management and board oversight. While the US government has decided not to take voting shares in our company, the need for shareholders and the public to understand our company’s role in long term US economic security is more evident than ever.

Following the dramatic recent government interventions, there can be no doubt that our company’s financial integrity is interdependent with a strong and secure US economy. Proponents believe that the time has come for shareholders and members of the public to inquire further of our management and Board to ensure that these recent events are not repeated and that the investment by the US taxpayers brings reciprocal benefit to US economic security.

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Our Board believes that adopting an amendment to our by-laws to establish a dedicated Board committee is unnecessary in light of our established policies, practices and regulatory framework, and would not be in the best interests of Goldman Sachs or our shareholders.

We believe that having a sound U.S. economy is in the best interests of our firm and our shareholders. Our certificate of incorporation provides that in taking any action, our directors may consider, among other things, the effects of the action on our customers and creditors as well as our ability to contribute to the communities in which we do business. The potential impact of our activities on the U.S. economy would, as appropriate, be a part of our Board’s consideration of any action that could have a substantial economic impact. We believe that a by-law amendment mandating a particular committee structure to deal with this broad issue would limit our Board’s flexibility to determine for itself an appropriate oversight mechanism to address these concerns. In addition, the establishment of such a committee would create additional costs without providing enhanced oversight.

Goldman Sachs and its subsidiaries are subject to extensive and evolving regulation, much of which is designed to protect the integrity of the financial markets in which we operate. In particular, in the U.S., Goldman Sachs is subject to firmwide regulation by the Federal Reserve Board as a bank holding company, and the activities of our subsidiaries are subject to significant regulation by, among others, the Federal Deposit Insurance Corporation, the New York State Banking Department, the SEC, the Financial Industry Regulatory Authority, state insurance authorities, or the U.S. Commodity Future Trading Commission.

Our Board unanimously recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST the shareholder proposal.

Item 7.	Shareholder Proposal Regarding Political Contributions

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

Domini Social Investments (Domini), the manager of Domini Social Equity Fund, which is the beneficial owner of more than 140,000 shares of Common Stock as of July 31, 2008, is the proponent of the following shareholder proposal. Domini has advised us that a representative of Domini will present the proposal and related supporting statement at our Annual Meeting.

Resolved, that the shareholders of Goldman Sachs Group (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.

Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Supporting Statement

As long-term investors, Domini Social Investments, the sponsor of this proposal, supports transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations, independent expenditures, and electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with sensible public policy and in the best interest of the company and its shareholders. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of the company and its shareholders.

Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even corporate management does not know how trade associations use their company’s money politically.

As a recipient of taxpayer money in connection with the Federal government’s $700 billion financial “bailout” package, our Company is likely to fall under special scrutiny by regulators and the public regarding the use of these funds.

The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Pfizer, Aetna and American Electric Power that support political disclosure and accountability and disclose this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Please support this critical governance reform.

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

We do not use corporate funds or assets to make U.S. political contributions, including contributions to political action committees and other Section 527 entities, as described further in our

Statement on Political Activities in the United States, available on our website at http://www.gs.com/shareholders/. Accordingly, our Board does not believe that the proposed report would provide any meaningful information to shareholders.

We maintain one federal and one state political action committee (PACs), but these PACs are funded solely on a voluntary basis by our employees. The PACs are registered with the applicable federal or state election commissions, with all political contributions accepted or made by the PACs reported to, and published by, the applicable commission. Corporate funds are not contributed to the PACs.

We maintain policies and procedures governing the political activities of the firm, the PACs and our employees. Our U.S. employees are required to submit for review all proposed political contributions to determine if they are consistent with our internal policies.

Our Board unanimously recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST the shareholder proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and shareholders are also required to furnish us with copies of all Section 16(a) reports they file. The reports are published on our website at http://www.gs.com/shareholders/.

Based on a review of the copies of such reports, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities were complied with during fiscal 2008.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under the U.S. Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Corporate Governance and Nominating Committee,” “Report of the Compensation Committee” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), our Director Independence Policy, which is attached to this Proxy Statement as Annex A, and the complaints to which we refer under Executive Compensation Litigation, will not be deemed incorporated into any such filing, unless specifically provided otherwise in such filing.

Other Business

At the date hereof, there are no other matters that our Board intends to present, or has reason to believe others will present, at our Annual Meeting. If other matters come before our Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Shareholder Proposals for 2010 Annual Meeting of Shareholders

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2010 Annual Meeting of Shareholders must submit their proposals to John F. W. Rogers, Secretary to our Board, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004, on or before December 7, 2009. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our by-laws, for a matter not included in our proxy materials to be properly brought before the 2010 Annual Meeting of Shareholders, a shareholder’s notice of the matter that the shareholder wishes to present must be delivered to John F. W. Rogers, Secretary to our Board, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004, not less than 90 nor more than 120 days prior to the first anniversary of the 2009 Annual Meeting of Shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 8, 2010 and no later than February 7, 2010.

Shareholder Recommendations for Director Candidates

Our Corporate Governance and Nominating Committee will consider candidates recommended by shareholders. The policy of our Corporate Governance and Nominating Committee is to consider candidates recommended by shareholders in the same manner as other candidates. See Item 1. Election of Directors for the criteria our Corporate Governance and Nominating Committee utilizes to assess director candidates. Shareholders who wish to submit director candidates for consideration by our Corporate Governance and Nominating Committee for election at our 2010 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our by-laws, to John F. W. Rogers, Secretary to our Board, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004 no earlier than January 8, 2010 and no later than February 7, 2010.

Important Notice Regarding Delivery of Shareholder Documents

In accordance with a notice sent to certain “street name” shareholders of Common Stock who share a single address, only one copy of this Proxy Statement and our 2008 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2008 Annual Report, he or she may contact us at The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations, telephone: 1-212-902-0300, e-mail: gs-investor-relations@gs.com, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Beverly O’Toole, Assistant Secretary, at One New York Plaza, 37th Floor, New York, New York 10004, telephone: 1-212-357-1584, e-mail: beverly.otoole@gs.com, if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting our Assistant Secretary.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Employee Directors

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our Non-Employee Directors. Any person, whether or not an employee, who has a concern about the conduct of Goldman Sachs or its subsidiaries or affiliates, or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to: (i) Sheldon Raab of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, our designated external contact for these purposes, or (ii) our reporting hotline, which will refer the matter to Mr. Raab. Mr. Raab will then communicate the concern to our Audit Committee or the Non-Employee Directors, as appropriate. Mr. Raab’s telephone number is 1-212-859-8090 and his e-mail and mailing addresses for these purposes are sheldon.raab@friedfrank.com and Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, respectively. Our reporting hotline numbers are: 1-866-520-4056, from any phone in the U.S.; 3-8026, from Goldman Sachs phones in New York; 8-343-8026, from Goldman Sachs phones outside of New York; and 1-917-343-8026, from any phone, globally. Any interested party, whether or not an employee, who wishes to communicate directly with our presiding director, or with our Non-Employee Directors as a group, also may contact Mr. Raab using one of the above methods. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at http://www.gs.com/shareholders/.

Annex A

Amended and Restated as of January 2009

Policy Regarding Director Independence Determinations

The Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (together with its consolidated subsidiaries, the “Company”) will determine which of its members are independent for purposes of the NYSE rules on an annual basis at the time the Board approves director nominees for inclusion in the proxy statement issued in connection with the annual meeting of shareholders and, if a director is appointed to the Board between annual meetings, at the time of such appointment. The Board may determine a director to be independent only if the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a director, partner, shareholder and/or officer of an organization that has a relationship with the Company).

The Board, pursuant to the recommendation of the Corporate Governance and Nominating Committee, has established the following standards to assist it in determining independence. Multiple relationships or transactions that individually are deemed immaterial under one or more standards shall not be deemed collectively to create a material relationship that would cause the director not to be independent. However, if a director has a relationship that violates any standard in Paragraphs A or C, then that director will not be considered independent, regardless of whether the relationship would otherwise be deemed not material by any other standard. In the context of the other standards, the fact that a particular relationship or transaction either is not addressed or exceeds the thresholds shall not create a presumption that the director is or is not independent. In that case, the Board will determine whether, after taking into account all relevant facts and circumstances, relationships or transactions that are not addressed or that exceed the thresholds are, in the Board’s judgment, material, and therefore whether the affected director is independent. The Company will explain in its next annual proxy statement for the election of directors the basis for any Board determination that any such relationship or transaction was not material.

Employment/Other Compensation

A.	A director will not be considered independent if:

Employment by the Company

1.	such director is or has been within the last three years an employee, or has an immediate family member (as defined below) who is or has been within the last three years an executive officer (as defined below) of, the Company (other than, with respect to such director, an interim Chairman, CEO or other executive officer);

Direct Compensation from the Company

2.	such director has received during any twelve-month period within the last three years, or has an immediate family member who has received during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, not including (A) director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service); (B) with respect to such director, compensation received for former service as an interim Chairman, CEO or other executive officer; and (C) with respect to an immediate family member, compensation received for service as an employee of the Company (other than an executive officer);

Employment by the Company’s Internal or External Auditor

3.	(A) such director or an immediate family member is a current partner of the Company’s present internal or external auditor; (B) such director is a current employee of such a firm; (C) such director has an immediate family member who is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) such director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; or

Compensation Committee Interlocks

4.	such director or an immediate family member is or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

Director Fees

B.	The receipt by a director of director and committee fees, including regular benefits received by other directors, and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service), from the Company shall not be deemed to be a material relationship or transaction that would cause such director not to be independent.

Transactions and Other Business Relationships

Payments for Property or Services by Director-Affiliated Entity

C.	A director will not be considered independent if such director is a current employee of, or has an immediate family member who is a current executive officer of, a company or tax-exempt organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years of such other company or organization, exceeds the greater of $1 million or 2% of such other company’s or organization’s consolidated gross revenues.

D.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company that has made payments to or received payments from the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the payments made or received during such other company’s last three fiscal years are not in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues for such other company’s fiscal year in which the payments were made.

Director Interests in Parties Transacting with the Company

E.	A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

Directors of Companies Transacting with the Company

F.	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another company or tax-exempt organization that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent.

Banking or Financial Relationships between Director-Affiliated Entities and the Company

G.	An extension of credit to, underwriting securities of, or entering into a derivative or commodity transaction or other banking or financial relationship with, a company or tax-exempt organization of which a director is an executive officer shall not be deemed a material relationship or transaction that would cause a director not to be independent if such loan, underwriting, derivative or commodity transaction or other relationship is made or extended on terms and under circumstances, including credit or underwriting standards, that are substantially similar to those prevailing at the time for companies with which the Company has a comparable relationship and that do not have a director of the Company serving as executive officer.

Director Affiliations with Tax-Exempt Organizations That Transact Business with the Company

H.	A relationship arising solely from a director’s affiliation with a tax-exempt organization that has a transaction or other financial relationship with the Company (other than payments covered by Paragraph C and contributions covered by Paragraph I) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such transaction or relationship is on substantially the same terms as those prevailing at the time for similarly-situated organizations that do not have an affiliation with a director of the Company.

Contributions to Tax-Exempt Organizations

I.	A relationship arising solely from a director’s affiliation with a tax-exempt organization that receives contributions from the Company (directly or through The Goldman Sachs Foundation or a similar organization established by the Company) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such contributions (other than employee matching contributions) for a particular fiscal year are not in excess of the greater of $1 million or 2% of the organization’s consolidated gross revenues for such fiscal year.

Client Relationships

J.	The ownership by a director of equity securities of the Company, or the maintenance by a director of a brokerage, margin or similar account with, or the purchase of investment services, investment products, securities or similar products and services from, the Company, shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the relationship is on substantially the same terms as those prevailing at the time for similarly-situated persons who are not directors or executive officers of the Company.

K.	The ownership by a director of an interest in a partnership or fund which is sponsored or managed by the Company or third parties shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the terms on which such director acquired the interest and participates in the fund are substantially the same terms as those prevailing at the relevant time for similarly-situated persons who are not directors or executive officers of the Company.

Indebtedness

L.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company to which the Company was indebted at the end of the

Company’s last full fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the aggregate amount of the indebtedness is not in excess of 5% of the Company’s total consolidated assets.

Other

M.	Any other relationship or transaction that is not covered by any of the standards listed above and in which the amount involved does not exceed $10,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

N.	Any relationship or transaction between an immediate family member of a director and the Company shall not be deemed a material relationship or transaction that would cause the director not to be independent if the above standards would permit the relationship or transaction to occur between the director and the Company.

Definitions: For purposes of these guidelines:

“Company” includes for-profit organizations and excludes tax-exempt organizations.

“Executive officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity. See Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

THE GOLDMAN SACHS GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2009

The undersigned hereby appoints Lloyd C. Blankfein and John H. Bryan, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of The Goldman Sachs Group, Inc. held of record by the undersigned on March 9, 2009, at the 2009 Annual Meeting of Shareholders to be held on May 8, 2009 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2009 Annual Meeting of Shareholders, the Proxy Statement in connection with such meeting and the 2008 Annual Report to Shareholders is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” Proposals (1), (2) and (3), “AGAINST” Proposals (4) through (7) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

In order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 p.m. New York City time on May 7, 2009. Submitting your proxy via the Internet or by telephone or mail will not affect your right to vote in person should you decide to attend the Annual Meeting.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲    FOLD AND DETACH HERE    ▲

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees below is unable to serve.

	Please mark your votes as indicated in this example	☒

(1)	Election to the Board of Directors of the 12 nominees named below												The Board of Directors recommends a
	(The Board of Directors recommends a vote FOR each of these nominees and FOR proposal 2 and 3):												vote AGAINST proposals 4 through 7.
		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
		¯				¯				¯					¯

	01 Lloyd C. Blankfein	☐	☐	☐	06 William W. George	☐	☐	☐	11 James J. Schiro	☐	☐	☐	(4) Shareholder proposal regarding cumulative voting	☐	☐	☐

	02 John H. Bryan	☐	☐	☐	07 Rajat K. Gupta	☐	☐	☐	12 Ruth J. Simmons	☐	☐	☐	(5) Shareholder proposal regarding simple majority vote	☐	☐	☐

	03 Gary D. Cohn	☐	☐	☐	08 James A. Johnson	☐	☐	☐	(2) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2009 fiscal year	☐	☐	☐	(6) Shareholder proposal to amend by-laws to provide for a board committee on U.S. economic security	☐	☐	☐

	04 Claes Dahlbäck	☐	☐	☐	09 Lois D. Juliber	☐	☐	☐	(3) Advisory vote to approve executive compensation	☐	☐	☐	(7) Shareholder proposal regarding political contributions	☐	☐	☐

	05 Stephen Friedman	☐	☐	☐	10 Lakshmi N. Mittal	☐	☐	☐

									Mark Here for Address Change or Comments SEE REVERSE		☐		Will Attend Meeting		☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲    FOLD AND DETACH HERE    ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM New York City time on May 7, 2009, the day prior to the Annual Meeting date.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned your proxy card by mail.

INTERNET
http://www.proxyvoting.com/gs
● Use the Internet to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on May 7, 2009.
● Have this proxy card in hand.
● Follow the simple instructions.
OR
TELEPHONE
U.S. and Canada: 1-866-540-5760 (TOLL-FREE)
International: 1-201-680-6599
● Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on May 7, 2009.
● Have this proxy card in hand.
● Follow the simple instructions.
OR
VOTE BY MAIL
● Properly mark, sign and date this proxy card.
● Return this proxy card in the accompanying envelope so that it is received on or before May 7, 2009.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders

The Proxy Statement and the 2008 Annual Report to Shareholders are available at:

http://www.gs.com/shareholders/

If you vote by Internet or by telephone, please do NOT mail back this proxy card.

THE GOLDMAN SACHS GROUP, INC.

BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK SUBJECT

TO THE VOTING PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT, TO BE CAST

IN CONNECTION WITH THE 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2009

This ballot relates to the 2009 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. and covers all shares of Common Stock beneficially owned by you on March 9, 2009 and subject to the voting provisions of the Amended and Restated Shareholders’ Agreement, dated as of June 22, 2004, as it may be amended from time to time, to which you are a party.

In order for your vote to be counted, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this ballot in order that, in either case, your vote is received no later than 5:00 p.m. New York City time on April 22, 2009. If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals (1), (2) and (3) and “AGAINST” Proposals (4) through (7).

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲    FOLD AND DETACH HERE    ▲

Please mark your votes as indicated in this example	☒

(1)	Election to the Board of Directors of the 12 nominees named below												The Board of Directors recommends a
	(The Board of Directors recommends a vote FOR each of these nominees and FOR proposal 2 and 3):												vote AGAINST proposals 4 through 7.
		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
		¯				¯				¯					¯

	01 Lloyd C. Blankfein	☐	☐	☐	06 William W. George	☐	☐	☐	11 James J. Schiro	☐	☐	☐	(4) Shareholder proposal regarding cumulative voting	☐	☐	☐

	02 John H. Bryan	☐	☐	☐	07 Rajat K. Gupta	☐	☐	☐	12 Ruth J. Simmons	☐	☐	☐	(5) Shareholder proposal regarding simple majority vote	☐	☐	☐
	03 Gary D. Cohn	☐	☐	☐	08 James A. Johnson	☐	☐	☐	(2) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2009 fiscal year	☐	☐	☐	(6) Shareholder proposal to amend by-laws to provide for a board committee on U.S. economic security	☐	☐	☐

	04 Claes Dahlbäck	☐	☐	☐	09 Lois D. Juliber	☐	☐	☐	(3) Advisory vote to approve executive compensation	☐	☐	☐	(7) Shareholder proposal regarding political contributions	☐	☐	☐

	05 Stephen Friedman	☐	☐	☐	10 Lakshmi N. Mittal	☐	☐	☐

									Mark Here for Address Change or Comments SEE REVERSE		☐		Will Attend Meeting		☐	YES

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲    FOLD AND DETACH HERE    ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 5:00 PM New York City time on April 22, 2009.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned your proxy card by mail.

INTERNET
http://www.proxyvoting.com/goldman
● Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 22, 2009. ● Have this form in hand. ● Follow the simple instructions.
OR
TELEPHONE
U.S. and Canada: 1-866-540-5760 (TOLL-FREE)
International: 1-201-680-6599
● Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 22, 2009. ● Have this form in hand. ● Follow the simple instructions.
OR
VOTE BY MAIL
● Properly mark, sign and date this form. ● Return this form in the accompanying envelope so that it is received on or before April 22, 2009.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders	If you vote by Internet or by telephone, please do NOT mail back this proxy card.
The Proxy Statement and the 2008 Annual Report to Shareholders are available at:
http://www.gs.com/shareholders/

THE GOLDMAN SACHS GROUP, INC.
THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2009

The undersigned hereby authorizes and directs State Street Bank and Trust Company, Trustee of the Goldman Sachs Stock Fund under The Goldman Sachs 401(k) Plan (the “Plan”), to vote in person or by proxy all shares credited to my account as of the March 9, 2009 record date, at the 2009 Annual Meeting of Shareholders to be held on May 8, 2009, or at any adjournments or postponements thereof.

You must indicate how the shares allocated to your account are to be voted by the Trustee by Internet or telephone or by checking the boxes on the reverse side of this form. If you (i) sign and return this form but do not give any direction or (ii) fail to sign and return this form or vote by Internet or telephone, your shares will be voted in the same proportion as the shares held under the Plan for which instructions are received, unless otherwise required by law.

In order for the Trustee to vote your shares pursuant to your voting instructions, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this form so that, in either case, your voting instructions are received no later than 5:00 p.m. New York City time on May 6, 2009.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲    FOLD AND DETACH HERE    ▲

Please mark your votes as indicated in this example	☒

(1)	Election to the Board of Directors of the 12 nominees named below												The Board of Directors recommends a
	(The Board of Directors recommends a vote FOR each of these nominees and FOR proposal 2 and 3):												vote AGAINST proposals 4 through 7.
		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
		¯				¯				¯					¯

	01 Lloyd C. Blankfein	☐	☐	☐	06 William W. George	☐	☐	☐	11 James J. Schiro	☐	☐	☐	(4) Shareholder proposal regarding cumulative voting	☐	☐	☐

	02 John H. Bryan	☐	☐	☐	07 Rajat K. Gupta	☐	☐	☐	12 Ruth J. Simmons	☐	☐	☐	(5) Shareholder proposal regarding simple majority vote	☐	☐	☐

	03 Gary D. Cohn	☐	☐	☐	08 James A. Johnson	☐	☐	☐	(2) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2009 fiscal year	☐	☐	☐	(6) Shareholder proposal to amend by-laws to provide for a board committee on U.S. economic security	☐	☐	☐

	04 Claes Dahlbäck	☐	☐	☐	09 Lois D. Juliber	☐	☐	☐	(3) Advisory vote to approve executive compensation	☐	☐	☐	(7) Shareholder proposal regarding political contributions	☐	☐	☐

	05 Stephen Friedman	☐	☐	☐	10 Lakshmi N. Mittal	☐	☐	☐

									Mark Here for Address Change or Comments SEE REVERSE		☐		Will Attend Meeting		☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign.

▲    FOLD AND DETACH HERE    ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Your Internet or telephone vote authorizes the named proxy to vote your shares in the same manner and to the same extent as if you marked, signed and returned your proxy card by mail.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders

The Proxy Statement and the 2008 Annual Report to Shareholders are available at: http://www.gs.com/shareholders/

INTERNET
http://www.proxyvoting.com/gsf
● Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on May 6, 2009.
● Have this form in hand.
● Follow the simple instructions.
OR
TELEPHONE
U.S. and Canada: 1-866-540-5760 (TOLL-FREE)
International: 1-201-680-6599
● Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on May 6, 2009.
● Have this form in hand.
● Follow the simple instructions.
OR
VOTE BY MAIL
● Properly mark, sign and date this form.
● Return this form in the accompanying envelope so that it is received on or before May 6, 2009.

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Goldman Sachs or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

If you vote by Internet or by telephone, please do NOT mail back this form.

The Goldman Sachs Group, Inc.

85 Broad Street

New York, New York 10004

Notice of Preliminary Vote in Connection with the

2009 Annual Meeting of Shareholders

April 6, 2009

In accordance with the voting provisions of the Shareholders’ Agreement, dated May 7, 1999 and amended and restated June 22, 2004, among The Goldman Sachs Group, Inc. (“Goldman Sachs”) and the Covered Persons listed on Appendix A thereto, a preliminary vote concerning the matters to be voted upon at the 2009 Annual Meeting of Shareholders of Goldman Sachs will be concluded on Wednesday, April 22, 2009 at 5:00 p.m., New York City time.

The record date for the determination of shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on March 9, 2009. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying Proxy Statement.

To the extent your private foundation and/or most estate planning entities owned any Goldman Sachs shares as of the March 9, 2009 record date, such shares are not voted in the preliminary vote described above but are instead entitled to be voted at the Annual Meeting and are covered by the separate proxy card(s) included in this package.

The Shareholders’ Committee

Under the Shareholders’ Agreement

New York, New York

PLEASE SUBMIT YOUR VOTE(S) BY THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND

RETURN YOUR BALLOT AND PRIVATE FOUNDATION AND/OR ESTATE PLANNING ENTITY

PROXY CARD(S), IF APPLICABLE, IN THE ENCLOSED ENVELOPE

M E M O R A N D U M

TO:	[Entity Name, c/o Director]

CC:	[Name (w/o attachment)]

FROM:	Beverly L. O’Toole

DATE:	April 6, 2009

RE:	Preliminary Vote under the Shareholders’ Agreement

The GS shares that are owned by [Entity Name] and were originally acquired by [Name] are entitled to vote in the preliminary vote under the Shareholders’ Agreement. The attached ballot covers such shares owned by this entity, and it and the other proxy material are only being sent to [Name] as director. [Name] should coordinate with any other directors of the entity to ensure that the shares are voted properly on behalf of the entity.

If you have any questions, please do not hesitate to call me (212-357-1584).

E-MAIL

Dear Shareholder,

The 2009 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on May 8, 2009. This e-mail is being sent to all Goldman Sachs employees who owned shares of The Goldman Sachs Group, Inc. in an account at BNY Mellon on March 9, 2009. It contains a link to the Annual Meeting proxy materials, a link to the Internet voting site and the unique Control Number that you will need to vote your shares.

If you own Goldman Sachs shares in an account at Goldman, Sachs & Co., you will receive at the address for your Goldman, Sachs & Co. account paper copies of your proxy materials and instructions on how to vote those shares by Internet, phone or mail. If you own shares through the Stock Fund of The Goldman Sachs 401(k) Plan, you will receive a separate e-mail containing a different Internet voting site link and Control Number to vote your Stock Fund shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*  *  *  *  *

The Control Number to vote your shares held at BNY Mellon is: XXXXXXXXXX

You can connect to the electronic voting site for shares held at BNY Mellon at: http://www.proxyvoting.com/gs

There is a link from the Internet voting site to the Annual Report and Proxy Statement. You may also view these documents at:

Annual Report: http://www.gs.com/2008_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2009_Annual_Meeting

A printed copy of the Annual Report is being distributed to Goldman Sachs employees. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@mellon.com and these documents will be mailed to you at the address on file for you.

Thank you,

BNY Mellon Shareowner Services

E-MAIL

Dear Shareholder,

The 2009 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on May 8, 2009. This e-mail is being sent to all Goldman Sachs employees who owned shares of The Goldman Sachs Group, Inc. through the Stock Fund of The Goldman Sachs 401(k) Plan on March 9, 2009. It contains a link to the Annual Meeting proxy materials, a link to the Internet voting site and the unique Control Number that you will need to vote your Stock Fund shares.

If you otherwise own Goldman Sachs shares in an account at BNY Mellon, you will receive a separate e-mail containing a different Internet voting site link and Control Number to vote those shares. If you own Goldman Sachs shares in an account at Goldman, Sachs & Co., you will receive at the address for your Goldman, Sachs & Co. account paper copies of your proxy materials and instructions on how to vote those shares by Internet, phone or mail.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*  *  *  *  *

The Control Number to vote your Stock Fund shares is: XXXXXXXXXX

You can connect to the electronic voting site for Stock Fund shares at: http://www.proxyvoting.com/gsf

There is a link from the Internet voting site to the Annual Report and Proxy Statement. You may also view these documents at:

Annual Report: http://www.gs.com/2008_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2009_Annual_Meeting

A printed copy of the Annual Report is being distributed to Goldman Sachs employees. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@mellon.com and these documents will be mailed to you at the address on file for you.

Thank you,

BNY Mellon Shareowner Services

E-MAIL

TO:	PMDs Subject to the Voting Provisions of the Shareholders’ Agreement

FROM:	Beverly O’Toole

SUBJECT:	Annual Shareholders’ Meeting

April 1, 2009

Annual Shareholders’ Meeting

Shares of Goldman Sachs common stock owned by you individually or jointly with your spouse on March 9, 2009 (“Voting Shares”) are subject to the voting provisions of the Shareholders’ Agreement and, as a result, are eligible to be voted in a “preliminary vote” to be held prior to the May 8, 2009 Goldman Sachs Annual Shareholders’ Meeting. On or about April 6, we will send proxy material to you via interoffice mail. This material will include instructions on how to vote by Internet, telephone or mail. If you have not received your proxy material by April 14, 2009 or if you want us to send an additional set of your proxy material to another address (e.g., your home), please contact Erica Lukoski at 917-343-8108 or Tara Vohra at 212-902-0254.

You should note the following regarding the preliminary vote:

•	It will close on Wednesday, April 22 at 5:00 p.m. (NY time).

•	All Voting Shares – whether or not voted in the preliminary vote – will be voted at the annual meeting in accordance with the results of the preliminary vote.

•

Generally, you will vote Goldman Sachs shares that are through a private foundation or estate planning entity directly at the annual meeting and not as part of the preliminary vote. For your convenience, a proxy card (or cards) covering these shares will be included in your preliminary vote materials, and we very much appreciate your voting these shares.[1]

If you have any questions regarding your proxy material, please call me on 212-357-1584.

Thank you.

Beverly O’Toole

In connection with the Shareholders’ Agreement, we are required to make periodic filings with the SEC that represent that each party to that agreement has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding been or become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. If you have any such convictions or have been party to such a proceeding, please notify Greg Palm, Esta Stecher or me immediately. You should also notify one of us immediately if such an event occurs in the future.

[1]

Shares received under the PMD Discount Stock Program, or retention shares, that are owned by an estate planning entity or by a U.K. employee benefit trust are not entitled to vote in the preliminary vote (but are voted at the Annual Meeting in accordance with the results of the preliminary vote) and accordingly you will not receive a proxy card for these shares.